SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐    Soliciting Material Pursuant to §240.14a-12
PHOENIX TECHNOLOGIES LTD.

(Name of Registrant as Specified In Its Charter)
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PHOENIX TECHNOLOGIES LTD.
915 Murphy Ranch Road
Milpitas, California 95035
(408) 570-1000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 3, 2010
     Notice is hereby given that the Annual Meeting of Stockholders of Phoenix Technologies Ltd. (the “Company” or “Phoenix”) will be held at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California, 95035, on February 3, 2010 at 8:00 AM, Pacific Standard Time, to consider and act upon the following matters:
1.	To elect nine (9) directors to the Board of Directors of the Company from among the nominees described in this Proxy Statement;
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year;
3.	To approve an amendment to the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) to increase the number of shares issuable under the 2007 Plan by 1,500,000 shares; and
4.	To transact such other business as may properly come before the meeting, and all adjournments and postponements thereof.
     Only stockholders of record at the close of business on December 16, 2009 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices for a period of ten days before the Annual Meeting and will also be available for inspection at the meeting.
     All stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please vote in accordance with the instructions set forth on the proxy voting card. You may revoke your proxy at any time prior to the Annual Meeting. If you attend and vote at the Annual Meeting, your proxy will be automatically revoked and only your vote at the Annual Meeting will be counted.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be Held on February 3, 2010, at 8:00 AM, Pacific Standard Time at
915 Murphy Ranch Road, Milpitas, California, 95035.
The proxy statement and annual report to stockholders
are available at http://www.proxyvote.com and http://www.phoenix.com

By Order of the Board of Directors
/s/ Timothy Chu
Timothy Chu
Vice President, General Counsel and Secretary

December 29, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE IN ACCORDANCE WITH THE
INSTRUCTIONS SET FORTH ON THE PROXY VOTING CARD

PROXY STATEMENT

PROXY STATEMENT
PHOENIX TECHNOLOGIES LTD.
915 Murphy Ranch Road
Milpitas, California 95035
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 3, 2010
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Phoenix Technologies Ltd. (the “Company” or “Phoenix”) of proxies for use at the Annual Meeting of Stockholders of the Company to be held on February 3, 2010 (the “Meeting”) at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California, commencing at 8:00 AM, Pacific Standard Time, and at any adjournments thereof. All proxy cards are solicited for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The date of this Proxy Statement is December 29, 2009, the approximate date on which this Proxy Statement and the accompanying proxy card were first sent or made available to stockholders.
     Please refer to the proxy voting card included with the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement for instructions on how to access your proxy to vote your shares at the Annual Meeting. The Notice also contains information on how to request paper or electronic copies of any proxy materials, including this Proxy Statement, without charge.
     We do not expect any matters not listed in the Proxy Statement to come before the Meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxy holders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, which would include matters that the proxy holders did not know were to be presented at the Meeting by December 16, 2009.
General Information
     Certain Financial Information. The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 is enclosed with this Proxy Statement.
     Voting Securities. Only stockholders of record as of the close of business on December 16, 2009 (the “Record Date”) will be entitled to vote at the Meeting and any adjournments thereof. As of the Record Date, there were 35,020,079 shares of the Common Stock of the Company issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote on the proposals presented in this Proxy Statement and one vote for each director to be elected for each share of Common Stock held. There is no cumulative voting in connection with the election of directors.
     Quorum. The required quorum for transacting business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR, AGAINST, ABSTAIN” or “WITHHOLD” on a matter are treated as being present at the Meeting for purposes of establishing a quorum.
     Vote Required. Under the Company’s bylaws and applicable law, the proposals set forth in this Proxy Statement require the approval of holders of a majority of the shares present in person or represented by proxy at a meeting and entitled to vote.
     Abstentions. Under the Company’s bylaws and applicable Delaware law, abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for transacting business and (ii) the total number of shares present in person or represented by proxy and entitled to vote on a proposal. Accordingly, abstentions will have the same effect as a vote against the proposal.
     Broker Non-Votes. “Broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular non-routine proposal) will be counted in determining whether a quorum is present. The proposals set forth in this Proxy Statement are routine proposals with respect to which the broker or nominee has the authority to vote the shares held by it absent contrary voting instructions from the stockholder.
     Solicitation of Proxies. Proxy cards and voting instructions are being solicited on behalf of the Company’s Board of Directors. In addition to soliciting stockholders by mail, certain of the Company’s directors and officers may solicit proxies personally, by telephone, telegram, email, facsimile, webcasts or postings to the Company’s website. None of these individuals will receive special compensation for their assistance in soliciting proxies, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with this solicitation. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting material to persons for whom they hold shares of Common Stock of the Company and to request authority for the exercise of proxies; in such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

     Voting of Proxies. All shares represented by a valid proxy card received prior to the Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy card, the shares will be voted FOR all nominees, FOR all other proposals described herein, and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Meeting. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Meeting and voting in person.
     If you plan to vote in person at the Meeting, please bring proof of identification. Even if you currently plan to attend the Meeting, we recommend that you submit your proxy card as described above so that your vote will be counted if you later decide not to attend the Meeting.
     If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of the shares, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Meeting.
     Since a beneficial owner is not the stockholder of record, if you wish to vote these shares in person at the Meeting you must obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting. If you wish to attend the Meeting, but not vote at the Meeting, please bring a copy of a brokerage statement showing your share ownership as of December 16, 2009.
     If your shares are registered under different names, or if they are in more than one account, you may receive more than one proxy card or voting instruction card. Please follow the instructions on each proxy card or voting instruction card to ensure that all of your shares are represented at the meeting. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title on the proxy card.
PROPOSAL NO. 1:
ELECTION OF DIRECTORS
     The Company’s nominees for election at the Meeting are Jeffrey Smith, Douglas Barnett, Dale Fuller, Woodson Hobbs, Patrick Little, Richard Noling, Edward Terino, Kenneth Traub and Mitchell Tuchman (the “Nominees”). All of the Nominees are currently directors of the Company.
     The Company expects each Nominee to be available to serve as a director. If, however, a Nominee is unable or declines to serve for any reason, proxies may be voted for such substitute nominee as the Board may designate. Proxies may not be voted for more than one substitute nominee.
     Nominees. The name, age, principal occupations during the past five years and tenure as director are set forth below for each of the Nominees:

Name	Age	Director Since	Position and Current Offices with the Company
Jeffrey Smith	37	2009	Chairman of the Board
Douglas Barnett	50	2007	Director
Dale Fuller	51	2009	Director
Woodson Hobbs	62	2006	Director; President and Chief Executive Officer
Patrick Little	46	2009	Director
Richard Noling	61	2005	Director
Edward Terino	56	2009	Director
Kenneth Traub	48	2009	Director
Mitchell Tuchman	53	2008	Director
     Mr. Smith joined the Board and was appointed Chairman of the Board in November 2009. He is a Partner and Managing Director of Ramius LLC, a Cowen Group Company, and responsible, along with Ramius CEO Morgan Stark, for overseeing the firm’s multi-strategy investment platform. Mr. Smith is a member of the Cowen Operating Committee and the Cowen Investment Committee. Prior to joining Ramius in January 1998, Mr. Smith served as Vice President of Strategic Development for The Fresh Juice Company, Inc. Mr. Smith began his career in the Mergers and Acquisitions Department at Société Générale. Mr. Smith is currently a member of the Board of Directors for Actel Corporation (Nasdaq: ACTL) and also a member of the Management Committee for Register.com, which provides Internet domain name registration services. He is a former member of the Board of Directors of S1 Corporation, Kensey Nash Corp., The Fresh Juice Company, Inc. and Jotter Technologies, Inc., an Internet infomediary company. Mr. Smith is a General Securities Registered Representative and received a B.S. in Economics with concentrations in Finance and Accounting from the Wharton School of The University of Pennsylvania.
     Mr. Barnett was appointed to the Board in July 2007. He also chairs the Compensation Committee. Mr. Barnett is currently Managing Director and Chief Financial Officer of AlixPartners, an international corporate turnaround, performance improvement and financial advisory firm. From 2003 to 2007, he served as Senior Vice President, Finance and as Chief Financial Officer for UGS PLM Software, a global provider of product lifecycle management software and services. From 2002 to 2003, Mr. Barnett was the Chief Financial Officer of Colfax Corporation. Mr. Barnett received his B.S. in Accounting from the University of Illinois and an M.B.A. from Northwestern University Kellogg Graduate School. Mr. Barnett is a Certified Public Accountant.
     Mr. Fuller was appointed to the Board in November 2009. He is also a member of the Nominating and Corporate Governance Committee. Mr. Fuller is currently the President & CEO of MokaFive, a venture-backed private company. He also serves on the Board of Directors of AVG Technologies, Webgistix Corporation and Quest Airplane Company. Mr. Fuller served as interim President and CEO of McAfee, Inc. (NYSE: MFE) from October 2006 through March 2007. Prior to joining McAfee, he was President and CEO of Borland Software Corporation (Nasdaq: BORL) from 1999 until 2005, and before Borland, President and CEO of WhoWhere? Corporation. In addition, he has had held senior executive positions at Apple Computer, NEC, Motorola, and Texas Instruments. He holds an honorary doctorate from St. Petersburg State University.
     Mr. Hobbs joined the Company as President and Chief Executive Officer and as a member of the Board of Directors in September 2006. Prior to joining the Company, Mr. Hobbs served as President, Chief Executive Officer and a member of the board of directors of Intellisync Corporation, a provider of platform-independent wireless messaging and mobile software, from 2002 until its sale to Nokia in 2006. Between 1995 and 2002, Mr. Hobbs was a consulting executive for the venture capital community and a strategic systems consultant to large corporations. During this timeframe, he held the position of Interim Chief Executive Officer for various periods at the following companies: FaceTime Communications, a provider of instant messaging network-independent business solutions; Tradenable, Inc., an online escrow service company; BigBook, Inc., a provider in the online yellow pages industry; and I/PRO Corporation, a provider of quantitative measurement of Web site usage. From 1993 to 1994, Mr. Hobbs served as Chief Executive Officer of Tesseract Corporation, a human resources outsourcing and software company. Mr. Hobbs spent the early part of his career with Charles Schwab Corporation, a securities brokerage and financial service company, as its Chief Information Officer; with Service Bureau, a division of IBM, as a developer; and with Online Focus, an online credit union system, as the Director of Operations.
     Mr. Little was appointed to the Board in November 2009. He is also a member of the Nominating and Corporate Governance Committee and Audit Committee. Mr. Little is currently an independent business consultant. In 2008, he served as Chief Executive Officer of eASIC Corporation. Prior to eASIC, from 2003 to 2008, Mr. Little held a number of senior executive positions at Xilinx, Inc.. Prior to Xilinx, Mr. Little served as President and Chief Executive Officer of Believe, Inc., a computer graphics imaging company he founded with Crosspoint Venture Partners. He has also held executive positions at a number of technology companies, including Rendition, Inc., Diamond Multimedia Systems, Trident Microsystems, Inc. and Opti, Inc. Mr. Little currently serves on the Board of Directors of Actel Corporation (Nasdaq: ACTL). Mr. Little holds a Bachelor of Science in Electrical Engineering from San Jose State University.
     Mr. Noling was appointed to the Board in September 2005. He is also a member of the Audit Committee. Mr. Noling is currently President and CEO of Intellergy Corporation, a developer of clean energy systems that converts organic feedstock into hydrogen and other products. From 2003 to September 2005, Mr. Noling served as the Chief Executive Officer of ThinGap Corporation, a designer, developer and manufacturer of high-efficiency electric motors. Mr. Noling served as Chief Financial Officer of Insignia Solutions Inc., a software company, from 1996 to 1997, and then as President and Chief Executive Officer from 1997 to 2003. From 1994 to 1995, Mr. Noling was Chief Financial Officer of DocuMagix, Inc., a personal paper management software developer, and from 1991 to 1994, he was Sr. Vice President and Chief Financial Officer of Gupta Corporation, a developer of relational databases and development tools. Mr. Noling was a director of Hifn, Inc., where he served on the audit and compensation committees until April 2009 when the company merged with Exar Corporation. Mr. Noling received his B.A. in Aerospace and Mechanical Engineering Science from the University of California, San Diego, an M.A. from Fuller Theological Seminary and an M.S. in Administration from the University of California, Irvine. Mr. Noling attended the Stanford University Directors’ Forum in 2007 and the Institutional Investor Board Member Forum in 2008.
     Mr. Terino was appointed to the Board in November 2009. He also chairs the Audit Committee and is a member of the Compensation Committee. Mr. Terino is currently President of GET Advisory Services, LLC, a strategic and financial management consulting firm focused on the technology and maritime industries. Mr. Terino also serves on the Board of Directors of S1 Corporation. From 2005 to 2009, Mr. Terino held several executive positions with Arlington Tankers Ltd. (NYSE: ATB), an international seaborne transporter of crude oil and petroleum products, including as President, Chief Executive Officer and Chief

Financial Officer from August 2007 to 2009, and successfully led the merger of Arlington with General Maritime Corporation in late 2008. From 2001 to 2005, Mr. Terino served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Art Technology Group, Inc., a provider of Internet-based e-commerce software focused on the Global 1000 market. Prior to Art Technology Group, Inc., Mr. Terino served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Applix, Inc. Previously, Mr. Terino was the Vice President of Finance, Planning and Operations for the Educational Publishing Division of Houghton Mifflin Company and held positions at Deloitte & Touche in their consulting services group. Mr. Terino holds a B.S. degree from Northeastern University and an MBA from Suffolk University.
     Mr. Traub was appointed to the Board in November 2009. He is also a member of the Audit Committee and Compensation Committee. Mr. Traub is currently President and CEO of Ethos Management, a private investment and consulting firm that he founded, and serves on the Board of Directors of iPass, Inc. (Nasdaq: IPAS), a publicly traded global provider of Internet software and services. He also serves as the Education Chairman of the New Jersey Chapter of Young Presidents Organization. Mr. Traub served as President and CEO of American Bank Note Holographics, Inc. (“ABNH”) from 1999 to 2008, and managed an extensive turnaround of ABNH which resulted in an increase in shareholder value exceeding 1000%. Under Mr. Traub’s leadership, ABNH was sold to JDS Uniphase (Nasdaq: JDSU) (“JDSU”), and Mr. Traub then served as Vice President and Corporate Advisor to JDSU in 2008. Prior to ABNH, Mr. Traub was a founder, Director, Executive Vice President and CFO of Voxware, Inc. and Vice President of Finance of Trans-Resources, Inc. Mr. Traub holds a Masters in Business Administration from Harvard Business School and a Bachelor of Arts degree from Emory University.
     Mr. Tuchman was appointed to the Board in September 2008. He also chairs the Nominating and Corporate Governance Committee. Mr. Tuchman has served as the CEO of MarketRiders, Inc. a registered investment adviser, since 2008. From 2001 to 2007, Mr. Tuchman was a sub-advisor to Apex Capital, LLC, and Crestview Capital on their technology micro-cap portfolios. From 1998 to 2001, Mr. Tuchman invested in and advised venture funds and was instrumental in facilitating several key transactions including C2B Technologies’ sale to Inktomi, Net Market Makers’ sale to Jupiter Communications and Chrome Data Systems’ sale to DealerTrack. Mr. Tuchman began his career at Atari, Inc. He currently serves on the boards of Workstream Inc. (Nasdaq:WSTM) and Inuov (AMEX: INUV), where he is Chairman of the Board, and served on the board of Kintera (Nasdaq: KNTA), chairing its Strategic Development Committee, until it was sold to Blackbaud (Nasdaq: BLKB) in May 2008. Mr. Tuchman holds a B.S. in Business Administration from Boston University and an MBA from Harvard Business School.
Board Independence
     Upon consideration of the NASDAQ criteria and requirements regarding director independence, the Board has determined that each member of the Board, other than Mr. Hobbs, meets the standards of independence established by the NASDAQ. Mr. Hobbs is not independent because he is employed by the Company.
Meetings and Committees of the Board
     During the fiscal year ended September 30, 2009 (the “Last Fiscal Year”), the Board held a total of five (5) regularly scheduled meetings, thirteen (13) special meetings, and took additional actions by written consent. During the Last Fiscal Year, each Board member attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he served during the Last Fiscal Year. It is the Company’s policy to encourage all directors and nominees for directors to attend the Company’s Annual Meeting of Stockholders. All of the Company’s directors who were on the Board at the time of the prior year’s Annual Meeting of Stockholders, Messrs. Barnett, Hobbs, Noling and Tuchman, attended such meeting.
     The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. From time to time, the Board may create ad hoc committees for special purposes.
Audit Committee
     The members of the Audit Committee are Messrs. Terino, Traub, Little and Noling. Mr. Terino serves as the Chairman of the Audit Committee.
     Each member of the Audit Committee is “independent” as such term is defined in the NASDAQ listing standards and Rule 10A-3 of the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended. The Board has determined that each of Messrs. Terino, Traub and Noling qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC. During the Last Fiscal Year, the Audit Committee met five (5) times, and took additional actions by written consent.

     The responsibilities of the Audit Committee include:
•	Reviewing and discussing with the Company’s management and independent auditor all audit results and the financial statements and periodic reports of the Company;
•	Overseeing the adequacy of the Company’s system of internal control over financial reporting;
•	Reviewing major issues regarding accounting principles and practices that could significantly impact the Company’s financial statements and discussing with the Company’s independent auditor the matters required to be discussed by Statement of Accounting Standards No. 61;
•	Reviewing the adequacy and effectiveness of the Company’s internal audit activities and reviewing any significant reports (or summaries thereof) prepared by employees performing such activities, together with management’s response and follow-up to such reports;
•	Discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies; and
•	Establishing and reviewing procedures and processes for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.
     For a complete listing of the Audit Committee’s responsibilities please refer to the Audit Committee Charter posted on the Company’s website at http://www.phoenix.com/en/About+Phoenix/Investors/Corporate+Governance/default.htm.
Compensation Committee
     The members of the Compensation Committee are Messrs. Barnett, Terino, Traub and Tuchman. Mr. Barnett serves as Chairman of the Compensation Committee. Each member of the Compensation Committee is “independent” as such term is defined in the NASDAQ listing standards. During the Last Fiscal Year, the Compensation Committee met six (6) times, and took additional actions by written consent.
     The responsibilities of the Compensation Committee include:
•	Reviewing and approving all elements of the compensation plans for the CEO and the other officers in light of relevant corporate goals and objectives approved by the Committee and, with respect to the CEO, the Board’s annual evaluation of the CEO’s performance, including salaries, cash incentive plans, equity compensation, employment and severance agreements and other benefits;
•	Approving all grants of equity-based compensation to the CEO and the other officers; provided, however, all grants to the CEO (as well as other all other elements of CEO compensation) are further subject to approval and ratification by the full Board (with the CEO abstaining);
•	Approving all cash-based incentive compensation plans (other than sales commission plans) affecting non-officer employees at the vice president level or higher, and the aggregate payouts under such plans;
•	Making recommendations to the Board with respect to the adoption and approval of, or amendments to, any equity-based incentive compensation plans or any standard form of employment, severance, change of control or similar agreements;
•	Reviewing and approving the compensation strategy of the Company;
•	Reviewing annually all non-employee director compensation programs and policies and making recommendations to the Board with respect to any changes to the compensation of non-employee directors; and
•	Reviewing with management the Company’s disclosures contained under the caption “Compensation Discussion and Analysis” for use in any of the Company’s periodic reports, registration statements and proxy statements to be filed with the Securities and Exchange Commission and recommending to the Board that such disclosures, as reviewed and approved by the Committee, be included in such reports and statements, as the case may be.
     For a complete listing of the Compensation Committee’s responsibilities, please refer to the current Compensation Committee Charter posted on the Company’s website at: http://www.phoenix.com/en/About+Phoenix/Investors/Corporate+Governance /default.htm.

Nominating and Corporate Governance Committee
     The members of the Nominating and Corporate Governance Committee are Messrs. Tuchman, Fuller and Little. Mr. Tuchman serves as Chairman of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is “independent” as such term is defined in the NASDAQ listing standards. During the Last Fiscal Year, the Nominating and Corporate Governance Committee met three (3) times.
     The Nominating and Corporate Governance Committee operates pursuant to a charter posted on the Company’s website at http://www.phoenix.com/en/About+ Phoenix/Investors/Corporate+Governance.
     The purpose of the Nominating and Corporate Governance Committee is to establish general qualification guidelines applicable to nominees for election to the Board and to ensure that the Board is appropriately constituted to meet its fiduciary obligations to the Company and its stockholders. The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, including nominees suggested by stockholders, and recommends nominees for appointment or election to the Board. The Nominating and Corporate Governance Committee does not use specific minimum requirements, but considers several factors to determine whether a director candidate is qualified. These factors include, but are not limited to: (i) general understanding of technology, marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; (ii) understanding of the Company’s business and technology; (iii) educational and professional background; (iv) personal accomplishments; and (v) geographic location, gender, age, and ethnic diversity. To date, the Company has not paid any fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.
     Additionally, the Nominating and Corporate Governance Committee is responsible for the creation and monitoring of the corporate governance practices of the Company. Specifically, the Nominating and Corporate Governance Committee’s responsibilities include:
•	overseeing the Company’s processes for providing information to the Board;
•	assessing the reporting channels through which the Board receives information and the quality and timeliness of information received to ensure that the Board obtains appropriately detailed information in a timely fashion;
•	establishing procedures for stockholders to communicate with the Board and individual directors;
•	reviewing annually the Company’s corporate governance practices and code of ethics and recommending to the Board any amendments deemed necessary or appropriate; and
•	overseeing an annual performance evaluation of the Board and management and reporting the results of such evaluations to the Board.
     The Nominating and Corporate Governance Committee seeks to have on the Board at least one financial expert as defined in Item 401(h) of Regulation S-K promulgated by the SEC and believes that the majority of the Board must be composed of independent directors as defined in the NASDAQ listing standards.
     The Nominating and Corporate Governance Committee will consider candidates for director from any source, including director candidates recommended by stockholders. No formal procedures exist for the handling of director candidates recommended by stockholders; however, all candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same way and by using the same criteria and general guidelines used for all other candidates. Stockholders may submit director recommendations in writing to the Corporate Secretary at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California 95035, providing the candidate’s name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of Company stock.
     The Nominating and Corporate Governance Committee received a letter from Ramius Value and Opportunity Master Fund Ltd. and certain other entities (the “Ramius Group”) on November 10, 2009 recommending certain director candidates (the “Nomination Letter”). The Nomination Letter was withdrawn by the Ramius Group in connection with the Settlement Agreement dated November 25, 2009 between the Company and the Ramius Group as further described in the 8-K filed by the Company on November 25, 2009. Each Nominee included on the proxy card is an executive officer and/or director standing for re-election.
Stockholder Communications with Directors
     The Board welcomes communications from the Company’s stockholders. Any stockholder may communicate with either the Board as a whole, or with any individual director by sending a written communication c/o the Company’s Corporate Secretary at the

Company’s offices located at 915 Murphy Ranch Road, Milpitas, California 95035. All communications sent to the Company’s Corporate Secretary will be forwarded to the Board, as a whole, or to the individual director to whom such communication was addressed, without review by management.
Compensation of Directors
     Members of the Board who are not employees of the Company (“Outside Directors”) are currently entitled to receive an annual retainer of $30,000 and the Chairman of the Board is also entitled to receive an additional annual retainer of $40,000. Effective January 1, 2010, the Chairman of the Board shall be entitled to receive an annual retainer of $70,000 and all other Outside Directors shall be entitled to receive an annual retainer of $50,000.
     In addition, Outside Directors who serve on Board committees are currently entitled to receive additional fees as follows: (i) the chairperson of the Audit Committee is entitled to receive an annual retainer of $22,500, and the other members of the Audit Committee are entitled to receive an annual retainer of $15,000; (ii) the chairperson of the Compensation Committee is entitled to receive an annual retainer of $15,000, and the other members of the Compensation Committee are entitled to receive an annual retainer of $7,500; and (iii) the chairperson of the Nominating and Corporate Governance Committee is entitled to receive an annual retainer of $10,000, and the other members of the Nominating and Corporate Governance Committee are entitled to receive an annual retainer of $5,000. Effective January 1, 2010, the annual retainers for each of the chairperson of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the ad hoc Strategic Development Committee shall be $10,000, and all other Outside Directors who serve on Board committees will not be entitled to receive any additional retainer fees for such service.
     All retainers are payable quarterly in arrears. Outside Directors who reside outside of the local area are also entitled to receive reimbursement of travel expenses.
     Outside Directors currently receive options under the 2007 Equity Incentive Plan. Under the 2007 Equity Incentive Plan, Outside Directors receive an initial grant of 40,000 shares upon their initial appointment to the Board and subsequent annual grants of 15,000 shares. Option grants to Board members vest and become exercisable in accordance with the following vesting schedule: 25 percent of the shares subject to the option grant vest immediately upon the date of grant, and 1/36th of the balance of the shares vest monthly thereafter. All options granted have a term of ten years. During the Last Fiscal Year, the Company made annual stock option grants in the amount of 15,000 shares to each of Messrs. Barnett, Clair, Noling and Tuchman, in each case having an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. In addition, during the Last Fiscal Year, the Company made a one-time, fully-vested stock option grant in the amount of 40,000 shares to each of Messrs. Barnett, Clair, Noling and Tuchman.
Required Vote
     If a quorum is present, directors will be elected by the affirmative vote of a majority of the votes cast with respect to each director to be elected at the Meeting. The Nominating and Corporate Governance Committee has established procedures under which any director who is not elected will offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.
The Board of Directors Unanimously Recommends a Vote FOR the Election of each of Messrs. Smith, Barnett, Fuller, Hobbs, Little, Noling, Terino, Traub and Tuchman
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board has selected Ernst & Young LLP to continue to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010. Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernest & Young LLP as the Company’s independent registered public accounting firm. However, the Company is asking stockholders to ratify this appointment as a matter of good corporate practice. If ratification by the stockholders of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not obtained, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

     Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions from stockholders.
Required Vote
     If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote on the matter is required for approval of Proposal No. 2.
The Board of Directors Unanimously Recommends a Vote FOR Ratification of the Appointment of Ernst & Young LLP as the Company’s
Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2010
PROPOSAL NO. 3
APPROVAL OF AMENDMENT TO THE COMPANY’S 2007 EQUITY INCENTIVE PLAN
     Our 2007 Equity Incentive Plan, or the 2007 Plan, was adopted by the Board in October 2007, and subsequently approved by our stockholders. In December 2009, our Board approved the amendment of our 2007 Plan, subject to stockholder approval, solely to increase the number of shares authorized for issuance under the 2007 Plan by 1,500,000 shares of common stock.
     At December 16, 2009, stock awards (net of cancelled or expired awards) covering an aggregate of 3,561,518 shares had been granted under the 2007 Plan, and 872,400 shares (plus any shares that might in the future be returned to the 2007 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 2007 Plan. Upon approval of this Proposal 3, an additional 1,500,000 shares will become available for future grants under the 2007 Plan.
     After carefully forecasting our anticipated growth rate for the next few years, we believe that the shares currently remaining available for grant under the 2007 Plan plus the additional 1,500,000 shares that will be reserved for issuance if Proposal 3 is approved will be sufficient for two years worth of grants under our current compensation programs.
     As discussed in “Compensation Discussion and Analysis” beginning on page 17 of this proxy statement, long-term compensation in the form of stock option grants and performance options has been a key element of our compensation program in recent years. The ability to grant stock options, performance options, and potentially restricted stock and other share-based awards, has enabled us to attract and retain the high quality employees necessary for our success. Such stock option and performance option awards have also allowed us to link incentive rewards to company performance. In order that we may continue to grant awards of stock options, stock appreciation rights or restricted stock and/or other types of equity awards under the 2007 Plan after the date of the Meeting and have those awards and/or payments qualify as exempt performance-based compensation for purposes of Section 162(m), we are also submitting the 2007 Plan relating to Section 162(m) for stockholder approval to satisfy this requirement.
     Our Board approved the amendment of our 2007 Plan to ensure that we can continue to grant stock options and other stock awards under the 2007 Plan at levels determined appropriate by our Board and Compensation Committee. The amendment of the 2007 Plan will also provide us with continued flexibility to utilize a broad array of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for our success or the success of our affiliates.
     A copy of the 2007 Plan is filed with the electronic version of this proxy statement as Appendix A. The description of the 2007 Plan included in this Proposal 3 may not contain all of the information about the 2007 Plan that is important to you and we recommend that you read the full text of Appendix A in connection with your review of this Proposal. Because it is not a complete description of all of the terms of the 2007 Plan, the summary is qualified by reference to the complete text of the 2007 Plan.
Summary of the 2007 Equity Incentive Plan
General
     The purpose of the 2007 Plan is to encourage ownership in Phoenix by employees, consultants and directors whose long-term employment or other service relationship with Phoenix is considered essential to the our continued progress and thereby, encourage recipients to act in the stockholder’s interest and share in Phoenix’s success. Stock options and stock awards, including stock appreciation rights and similar types of awards, may be granted under the 2007 Plan. Options granted under the 2007 Plan may be either “incentive stock options” as defined in Section 422 of the Code, or nonstatutory stock options.

Administration
     The Board, the Compensation Committee of the Board or a committee of officers or directors appointed by the Board (collectively, the “Administrator”) administers the 2007 Plan. To make grants to certain of our officers and key employees, the members of the committee approving such grant must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code.
     The Board may delegate any part of its authority and powers under the 2007 Plan to one or more of our directors and/or officers, but only the Board, the Compensation Committee or another committee appointed by the Board which consists of two or more non-employee directors can make awards to participants who are our executive officers. References to the Administrator in this proposal include the Board, any committee of the Board and any directors or officers to whom the Committee properly delegates authority.
Eligibility
     Awards may be granted under the 2007 Plan to employees, consultants and directors of Phoenix and any of its affiliates. Incentive stock options may be granted only to employees of Phoenix or its subsidiaries. As of December 1, 2009, there were approximately 483 employees and consultants and nine (9) non-employee directors eligible to receive awards under the 2007 Plan. The Administrator, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.
Code Section 162(m) Matters
     Section 162(m) of the Internal Revenue Code generally prevents public companies from deducting compensation paid in excess of $1 million to certain of their executive officers during any single year. Under current law, this restriction applies to compensation paid to our Chief Executive Officer and our other three most highly compensated officers. Certain “performance-based compensation” is specifically exempted from this deduction limit if it otherwise meets the requirements of Section 162(m).
     Stock options and stock appreciation rights (“SARs”) that are structured such that the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of exercise may qualify as performance-based compensation if, among other requirements, the plan under which the awards are granted is stockholder-approved and contains a limit on the number of shares that may be granted under options or SARs to any one individual during a specified period. In addition, as with options and SARs, stock awards must be granted pursuant to a stockholder-approved plan that contains limits on the number of shares subject to stock awards that may be granted to any one individual under the 2007 Plan during a specified period. Accordingly, the 2007 Plan provides that no awardee may be granted stock awards covering more than 175,000 shares in any fiscal year, except in connection with commencement of service, during which fiscal year the participant may be granted an additional 125,000 shares, and subject to adjustment in the event of a stock split or the occurrence of certain other corporate transactions, as described below.
     Additional requirements apply to certain other forms of compensation, such as stock awards, in order for them to qualify as performance-based compensation, including a requirement that payment under the awards be contingent upon the achievement of certain performance goals that are established in a manner specified under Section 162(m). As a result, the 2007 Plan permits us to issue certain awards that incorporate performance objectives and provides that these performance objectives, which we call “qualifying performance criteria,” may be based upon any one or a combination of the following performance metrics:
•	cash flow

•	growth in earnings or earnings per share

•	total stockholder return

•	return on investment

•	operating income or net operating income, in aggregate or per share

•	return on operating revenue

•	overhead or other expense reduction

•	strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan)

•	efficiency ratio

•	earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before stock compensation expense pursuant to Accounting Standards Codification (“ACS”) 718 — Compensation — Stock Compensation; earnings before taxes; and net earnings)

•	stock price

•	return on capital

•	revenue or growth in revenue

•	operating profit or net operating profit

•	market share

•	growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index

•	improvement in workforce diversity

•	earnings per share

•	return on equity or average stockholders’ equity

•	return on assets or net assets

•	income or net income

•	operating margin

•	contract awards or backlog

•	credit rating

•	revenue, operating income or net income

•	ratio of nonperforming assets to total assets

     Each of these performance objectives may be with respect to Phoenix and/or an affiliate or individual business unit. Under Section 162(m), each performance condition must be (1) established either at the time an award is granted or no later than the earlier of 90 days after the beginning of the period of service to which it relates or before the elapse of 25% of the period of service to which it relates, (2) uncertain of achievement at the time it is established and (3) determinable as to achievement by a third party with knowledge of relevant facts. Despite the provisions above, certain awards under the 2007 Plan (such as time-vested restricted stock or restricted stock units) will not qualify for the performance-based exemption from the $1 million deduction limit.
     The committee may adjust any evaluation of performance criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in our financial statements.
     Certain other requirements apply in order for awards to qualify as performance-based compensation, including that such awards must be granted by a Compensation Committee of the Board whose members satisfy certain independence requirements imposed by the Code.
     Approval by our stockholders of the 2007 Plan will constitute stockholder approval of the 2007 Plan (as further described below) for Section 162(m) purposes, including approval of:
•	the respective per-employee annual share limits to the number of options, stock appreciation rights and stock awards that may be granted under the 2007 Plan, as described above;
•	the qualified performance conditions (as described above); and
•	the persons eligible to receive awards under the 2007 Plan (as described below).
     If our stockholders do not approve the 2007 Plan under this Proposal, we will still be able to issue awards under our 2007 Plan that are deductible for purposes of Section 162(m) subject to our existing per-employee annual share limits. Assuming that our stockholders do approve the 2007 Plan, in order to assure our continued ability to deduct awards made under the 2007 Plan in the future, we will be required under Section 162(m) to seek stockholder approval of certain terms of the 2007 Plan again in 2014. The Plan also allows our Board or Compensation Committee to grant Plan awards that do not comply with the Section 162(m) requirements at any time.
Terms and Conditions of Options
     Each option is evidenced by a stock option agreement between Phoenix and the optionee and is subject to the following additional terms and conditions.
     Exercise Price. The Administrator determines the exercise price of the options at the time the options are granted. The exercise price of an incentive stock option or a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted; provided that the exercise price of an incentive stock option granted to an employee who holds more than 10% of the voting stock of Phoenix may not be less than 110% of the fair market value of the common stock on the date the option is granted. However, Phoenix may grant options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with an acquisition by Phoenix of another company. The fair market value of our common stock is the closing price for the shares as quoted on the NASDAQ Global Market as of the applicable date. As of December 1, 2009, the closing price of our common stock was $2.73 per share. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change of capitalization as described in “Adjustments upon Changes in Capitalization, Dissolution or Change in Control” below).
     Exercise of Options; Form of Consideration. The Administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. Phoenix’s standard vesting schedule applicable to options initially granted to employees has been quarterly vesting over four years with 25% of the shares vesting one year after the grant date and subject to continued employment with Phoenix as of the applicable vesting date. Follow-on option grants to employees typically vest quarterly from the date of grant over four years. The means of payment for shares issued upon exercise of an options are specified in each option agreement. The 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of Phoenix (with some restrictions), broker-assisted sales, a reduction in the amount of any Phoenix liability owed to the awardee (including any liability attributable to the awardee’s participation in any Phoenix-sponsored deferred compensation program or arrangement), any other form of consideration permitted by applicable law (which may include a “net exercise” program) and the Administrator, or any combination thereof.

     Term of Option. The term of an option may be no more than ten years from the date of grant (or not longer than ten and one-half years in the case of options granted to employees in certain jurisdictions outside the United States); provided that the term of an incentive stock option granted to an employee who holds more than 10% of the voting stock of Phoenix may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.
     Termination of Employment. If an optionee’s employment or service to the Company terminates for any reason other than death or disability or unless otherwise provided for by the Administrator or in the option agreement, then options held by the optionee under the 2007 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months (or six months for directors and executive officers) (or such period set by the Administrator) after the termination but not after the expiration date.
     Generally, if any optionee’s employment or service terminates as a result of optionee’s death, all outstanding options that were vested and exercisable as of the date of the optionee’s death may be exercised for twelve months following the optionee’s death but in no event after the expiration date. Generally, if an optionee’s employment or service terminates as a result of the optionee’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for twelve months following the termination date but in no event after the expiration date. The Administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.
Terms and Conditions of Stock Awards
     Stock awards may be shares, stock units, stock appreciation rights or other similar stock awards (including awards that do not require the awardee to pay any amount in connection with receiving the shares or that have an exercise or purchase price that is less than the grant date fair market value of our stock). Stock appreciation rights are rights to receive cash and/or shares of our common stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the exercise price established by the Administrator. The total number of shares to which a stock appreciation right applies (rather than the net number issued upon settlement) will be deducted against the number of shares of common stock reserved for issuance under the 2007 Plan upon settlement of the stock appreciation right.
     Each stock award agreement will contain provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (iv) restrictions on the transferability of the stock award or the shares, and (v) such further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator.
Terms and Conditions of Grants to Non-Employee Directors
     Under the 2007 Plan, the Board may at its discretion grant stock options and stock awards to non-employee directors of the Company. The Board may determine the terms and conditions of such award, including the number of shares subject to such award, the vesting schedule and any vesting acceleration, the terms of exercisability, acceptable forms of consideration and the term of such award. Such awards are subject to such other terms and conditions as set forth in “Terms and Conditions of Options” and “Terms and Conditions of Stock Awards” above.
     Under the 2007 Plan, each person who becomes a non-employee director is automatically granted an option (the “First Option”) to purchase 40,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the date on which such person first becomes a non-employee director, whether through election by the stockholders of Phoenix or appointment by the Board to fill a vacancy. Each non-employee director is automatically granted an option (a “Subsequent Option,” and together with a First Option, the “Automatic Option Grants”) to purchase 15,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) promptly following the anniversary date on which such director became a non-employee director. The exercise price of all Automatic Option Grants is equal to 100% of the fair market value of our common stock on the date such option is granted (closing price for the shares as quoted on the NASDAQ Global Market as of the grant date). Automatic Option Grants are fully vested and exercisable on the date of grant and have a term of ten years, unless terminated earlier under the terms of the 2007 Plan (e.g., upon the optionee’s termination of Board membership). Upon termination of Board membership, the optionee generally has six months to exercise the option. The Automatic Option Grants are otherwise subject to the general terms and conditions that apply to options granted under the 2007 Plan.
     In the event that an Automatic Option Grant would cause the number of shares subject to outstanding options plus the number of shares previously purchased upon exercise of options to exceed the number of shares available for issuance under the 2007 Plan, then such grant and any further grants will be deferred until such time, if any, as additional shares become available for grant under the

2007 Plan through action of the stockholders to increase the number of shares which may be issued under the 2007 Plan or through cancellation or expiration of options previously granted under the 2007 Plan.
     The Board may amend the terms of the 2007 Plan without stockholder approval to change the number of shares granted subject to Automatic Option Grants, vary the vesting conditions or terminate the program in its entirety. The Board regularly reviews its director compensation policies and may in connection with any such review make significant amendments to such program.
Non-transferability
     Generally, awards granted under the 2007 Plan are not transferable other than by will or the laws of descent and distribution or to a designated beneficiary upon the awardee’s death. The Administrator may in its discretion make an award transferable to an awardee’s family member or any other person or entity as it deems appropriate.
Deferral of Award Benefits
     The Administrator may permit awardees whom it selects to defer compensation payable pursuant to the terms of an award or defer compensation arising outside the terms of the 2007 Plan pursuant to a program that provides for deferred payment in satisfaction of other compensation amounts through the issuance of one or more awards under the 2007 Plan. Any such deferral arrangement will be in writing and will comply with Section 409A of the Code and the regulations thereunder.
Adjustments upon Changes in Capitalization, Dissolution or Change in Control
     In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other change to the capital structure of Phoenix (effected without receipt of consideration by Phoenix), the Administrator will make proportionate adjustments to (1) the number of shares of common stock covered by each outstanding award, (2) the number of shares of common stock which have been authorized for issuance under the 2007 Plan but as to which no awards have yet been granted or which have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an award or repurchase of shares (including any shares unissued, subject to outstanding options or repurchased under our 1999 Stock Plan), (3) the price per share of common stock covered by each such outstanding award under the 2007 Plan, (4) the 162(m) Limit under the 2007 Plan and (5) the number of shares subject to options granted to directors under Automatic Option Grants.
     In the event of a liquidation or dissolution, any options or stock awards will terminate immediately prior to the consummation of such proposed transaction to the extent such options or stock awards have not been previously exercised or the shares subject thereto issued to the awardee, unless otherwise determined by the Administrator.
     In the event of a change in control of Phoenix, the Board, the Compensation Committee or another committee appointed by the Board may (i) provide for the assumption or substitution of or adjustment (including to the number and types of shares and exercise or purchase price applicable) to each outstanding award, (ii) accelerate the vesting of options and terminate any restrictions on stock awards, and/or (iii) provide for termination of awards as a result of the change in control on such terms as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the participant.
     The Administrator has the authority to accelerate vesting of outstanding awards under the 2007 Plan at any time in its sole discretion.
Amendment and Termination of the 2007 Plan
     The Administrator may amend, alter or discontinue the 2007 Plan or any award agreement at any time. However, Phoenix will obtain stockholder approval for any amendment to the 2007 Plan if stockholder approval is necessary or desirable to comply with any applicable law or NASDAQ listing requirements. In addition, Phoenix will obtain stockholder approval of any of the following: (i) an increase to the maximum number of shares for which awards may be granted under the 2007 Plan other than an increase in connection with a change in Phoenix’s capitalization as described in “Adjustments upon Capitalization, Dissolution or Change in Control” above; (ii) a reduction in the minimum exercise prices at which options may be granted; (iii) any amendment of outstanding options or stock appreciation rights that affects a repricing of such awards by reducing the exercise price of outstanding options or cancelling an outstanding option held by an awardee and re-granting to the awardee a new option with a lower exercise price, other than in connection with a change in Phoenix’s capitalization as described in “Adjustments upon Capitalization, Dissolution or Change in Control” above; or (iv) a change of the class of persons eligible to receive awards under the 2007 Plan. Generally, no amendment of the 2007 Plan will impair the rights of an outstanding award without the consent of the awardee. The Administrator may amend an outstanding award in order to conform it to the Administrator’s intent that the award not be subject to Section 409A of the Code.

Federal Income Tax Consequences
     The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and Phoenix of awards granted under the 2007 Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.
Options
     The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum tax income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If the shares are sold or otherwise disposed of before these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on the disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). Phoenix is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).
     The grant of a nonstatutory option having an exercise price equal to the grant date fair market value of our common stock had no federal income tax effect on the optionee. Upon the exercise of a nonstatutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) Phoenix is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. Phoenix may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such transfer.
     In the case of both incentive stock options and nonstatutory stock options, special federal income tax rules apply if Phoenix common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.
Stock Awards
     Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to Phoenix and are nontransferable. If a stock award is subject to a substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture. The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by Phoenix. Unless limited by Section 162(m), Phoenix is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.
Section 409A
     The American Jobs Creations Act of 2004 added Section 409A to the Code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the individual participant for failure to comply with Section 409A. However, it does not impact Phoenix’s ability to deduct deferred compensation.
     Section 409A does not apply to incentive stock options, or nonstatutory stock options that have an exercise price at least equal to the grant date fair market value and no features defer the recognition of income beyond the exercise date. Restricted stock is also exempt from Section 409A provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if compensation payable under the stock appreciation right cannot be greater than the excess of the fair market value of the stock on the date of exercise over the exercise price, the exercise price is not less than the fair market value of the underlying stock on the date of grant, and no features defer the recognition of income beyond the exercise date.
Accounting Treatment
     Phoenix will recognize compensation expense in connection with awards granted under the 2007 Plan as required under the applicable accounting standards, including under Statement of Financial Accounting Standards No. 123(R). Phoenix currently amortizes compensation expense associated with equity awards over an award’s requisite service period and established fair value of equity in accordance with applicable accounting standards.
New Plan Benefits
     Benefits under the 2007 Plan will depend on the Administrator’s discretionary actions and the fair market value of Phoenix’s common stock at various future dates. Accordingly, total awards that may be granted for the fiscal year ending September 30, 2010 under the 2007 Plan are not determinable until the completion of the fiscal year.
     The following table presents certain information with respect to all awards granted under the 2007 Plan as of the Record Date to (i) our Named Executive Officers (as set forth in the “Summary Compensation Table” below); (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, other than executive officers, as a group.

Number of Shares
Name and	Underlying Awards
Principal Position	Granted (1)
Woodson Hobbs President and Chief Executive Officer	—
Richard Arnold Chief Operating Officer and Chief Financial Officer	—
Gaurav Banga Sr. Vice President, Products and Chief Technology Officer	200,000
David Gibbs Sr. Vice President & General Manager, Worldwide Field Operations	200,000
Timothy Chu Vice President, General Counsel and Secretary	—
All current executive officers as a group	400,000
All current directors who are not executive officers as a group	495,000
All employees who are not executive officers as a group	2,721,518

(1)	The dollar values of the awards cannot be determined because they depend on the market value of the underlying shares of our common stock on the date of exercise.
Vote Required and Board of Directors’ Recommendation
     Approval of the amendment of the 2007 Plan requires the affirmative vote of the holders of at least a majority of the shares of our common stock that are voting on this Proposal 3 in person or by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
     Because each of our executive officers and our directors is eligible to participate in the 2007 Plan, the approval of the amendment of the 2007 Plan impacts each of our executive officers and directors and thus each of our executive officers and directors has a personal interest in this proposal and its approval by our stockholders.
The Board of Directors Unanimously Recommends a Vote FOR
Approval of the Amendment of the 2007 Equity Incentive Plan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information as of December 1, 2009, with respect to the Common Stock owned beneficially by (i) any person who is known to the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each director and Nominee of the Company, (iii) the Chief Executive Officer, the Chief Financial Officer and each executive officer included in the “Summary Compensation Table” (collectively, the “named executive officers”) and (v) all current directors and executive officers of the Company as a group. Except as otherwise indicated in the table, the address of each person listed in the table is c/o Phoenix Technologies Ltd., 915 Murphy Ranch Road, Milpitas, California 95035. Except as otherwise indicated in the footnotes to the table, to the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

	Amount and Nature of	Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership	Stock Outstanding(1)
Ramius LLC (2) 599 Lexington Avenue New York, NY 10022	4,989,906	14.2%
T. Rowe Price Associates, Inc. (3) 100 East Pratt St., Baltimore, MD 21202	3,421,100	9.8%
Brookside Capital Management, LLC (4) 111 Huntington Ave., Boston, MA 02199	3,130,000	8.9%
Federated Investment Management Co. (5) Federated Investors Tower, 1001 Liberty Ave., Pittsburgh, PA 15222-3779	2,583,400	7.4%
Barclays Global Investors UK Holdings Ltd. (6) 1 Churchill Place Canary Wharf, London, England, E14 5HP	2,480,351	7.1%
Renaissance Technologies, L.L.C. (7) 800 Third Ave., 33rd Flr., New York, NY 10022	1,783,530	5.1%
Woodson Hobbs (8)	1,153,995	3.3%
Richard Arnold (9)	641,000	1.8%
David Gibbs (10)	523,897	1.5%
Gaurav Banga (11)	241,738	*
Timothy Chu (12)	68,751	*
Douglas Barnett (13)	120,000	*
Michael Clair (14)	159,376	*
Richard Noling (15)	74,126	*
Mitchell Tuchman (16)	68,333	*
Dale Fuller (17)	111,667	*
Patrick Little (18)	11,667	*
Jeffrey Smith (19)	11,667	*
Edward Terino (20)	27,494	*
Kenneth Traub (21)	20,667	*
All current directors and executive officers as a group(22)	3,234,378	9.2%

*	Ownership is less than 1%

(1)	Based on 35,018,829 shares of Common Stock outstanding on December 1, 2009. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options that are exercisable within 60 days of December 1, 2009 are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on information contained in a Schedule 13D jointly filed on December 1, 2009 by Ramius LLC and certain other reporting persons listed therein.

(3)	Based on information contained in a Form 13F filed on November 13, 2009 by T. Rowe Price Associates, Inc. for the three month period ended September 30, 2009.

(4)	Based on information contained in a Form 13F filed on November 16, 2009 by Brookside Capital Management, LLC for the three-month period ended September 30, 2009.

(5)	Based on information contained in a Form 13F filed on November 9, 2009 by Federated Investors, Inc. for the three month period ended September 30, 2009.

(6)	Based on information contained in a Form 13F filed on November 12, 2009 by Barclays Global Investors UK Holdings Ltd. for the three month period ended September 30, 2009.

(7)	Based on information contained in a Form 13F filed on November 13, 2009 by Renaissance Technologies L.L.C. for the three month period ended September 30, 2009.

(8)	Includes 900,000 shares as to which Mr. Hobbs has the right to acquire beneficial ownership within 60 days of December 1, 2009 and 81,700 shares indirectly owned by Mr. Hobbs and held in trust for the benefit of his children.

(9)	Includes 600,000 shares as to which Mr. Arnold has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(10)	Includes (i) 4,000 shares owned by the Gibbs Trust and held jointly by David and Afina Gibbs and (ii) 406,555 shares as to which Mr. Gibbs has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(11)	Includes 223,438 shares as to which Mr. Banga has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(12)	Consists of 68,751 shares as to which Mr. Chu has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(13)	Includes 95,000 shares as to which Mr. Barnett has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(14)	Includes (i) 5,000 shares held jointly in trust by Audrey Maclean and Michael Clair and (ii) 94,376 shares as to which Mr. Clair has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(15)	Consists of 74,126 shares as to which Mr. Noling has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(16)	Consists of 68,333 shares as to which Mr. Tuchman has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(17)	Includes 11,667 shares as to which Mr. Fuller has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(18)	Consists of 11,667 shares as to which Mr. Little has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(19)	Consists of 11,667 shares as to which Mr. Smith has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(20)	Includes 11,667 shares as to which Mr. Terino has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(21)	Includes 11,667 shares as to which Mr. Traub has the right to acquire beneficial ownership within 60 days of December 1, 2009.

(22)	Includes (i) 645,464 shares and (ii) 2,588,914 shares underlying options exercisable within 60 days of December 1, 2009, held by the Company’s current directors and executive officers, respectively. The holdings of Messrs. Hobbs, Arnold, Banga, Gibbs, Chu, Barnett, Clair, Noling, Tuchman, Fuller, Little, Smith, Terino and Traub are included in the calculation.

COMPENSATION DISCUSSION AND ANALYSIS
     The following discussion and analysis relates to:
•	the compensation earned by the named executive officers in the Summary Compensation Table set forth below during fiscal year 2009; and
•	the compensation that we expect to pay to our named executive officers during fiscal year 2010.
Executive Compensation Overview
     Our executive compensation program is designed to:
•	attract executives with the skills we need in order for the Company to achieve the business objectives we establish;
•	retain those executives who continue to perform at or above the levels of performance we expect from them; and
•	closely align the compensation of our executives with measurable aspects of the Company’s performance over the short term, and with total returns provided to the Company’s stockholders over the long term.
     Our executive officers’ compensation currently has four primary components: base salary, incentive bonus awards, equity awards and other benefits. We establish our executive compensation at the levels we believe will enable us to hire and retain outstanding executives in a competitive environment and to reward them for their contribution to the Company’s overall business success. In addition, we provide our executive officers most but not all of the benefits that are available generally to all salaried employees of the Company in the U.S.
Our Compensation Committee
     The Compensation Committee of the Board of Directors (the “Committee”) reviews and approves the total compensation arrangements for our CEO and the other named executive officers. The following discussion addresses our fiscal year 2010 compensation program for Woodson Hobbs, our President and Chief Executive Officer; Richard Arnold, our Chief Operating Officer and Chief Financial Officer; Gaurav Banga, our Senior Vice President, Products and Chief Technology Officer; David Gibbs, our Senior Vice President and General Manager, Worldwide Field Operations; and Timothy Chu, our Vice President, General Counsel and Secretary.
     The Committee conducts an annual evaluation and analysis of our executive compensation programs and practices to ensure that such programs are structured appropriately to achieve our compensation objectives. The Committee establishes the base salaries of the executive officers for the following fiscal year, reviews and approves any incentive bonus plans that apply to the executive officers, and considers and approves any grants of equity incentive compensation to the executive officers. The Committee also meets as required during the fiscal year to perform the same functions in connection with establishing compensation arrangements for any newly hired or promoted executive officer.
     The Committee will from time to time engage an external compensation consulting firm to advise it and the Board on executive and equity compensation matters. Management typically assists the Committee in screening and selecting the consulting firm; however, the selected consulting firm reports directly to the Committee. The Committee may also analyze various third party compensation surveys (such as survey data from Radford Surveys & Consulting or other similar organizations).
     As disclosed on a Form 8-K dated November 25, 2009, the Company entered into a Settlement Agreement with Ramius Group regarding the composition of the Company’s Board of Directors. In connection with the change in Board membership, two new directors have been appointed to serve on the Committee and one member that served on the Committee in fiscal year 2009 no longer serves on the Committee. The newly-constituted Committee intends to reevaluate the Company’s compensation philosophy and policies, particularly in respect of the incentive bonus awards for fiscal year 2010 and beyond, in the coming months.
Compensation Philosophy and Policies
     The Committee, in consultation with our Chief Executive Officer and Chief Operating Officer and Chief Financial Officer, has established the following principles that guide the design of the Company’s compensation programs:
•	The value created in the business should be fairly allocated among the stockholders, the directors and executives and the employees of the Company;

•	Since we operate a global technology business in which our executives and employees create value through the development and application of intellectual property, our compensation policies and practices should allocate value to executives and employees to enable the Company to attract and retain both exceptional leadership and outstanding personnel throughout the world;
•	Our compensation plans should establish, wherever possible, a direct link between the successful execution of our business strategies and the share of our overall economic results allocable to the executives responsible for that success; and
•	Our compensation strategy should assist in building not only a sense of focus and urgency among our executives, but also a sense of ownership and responsibility that is shared by all employees.
     In setting the compensation for each executive officer, the Committee considers:
•	the level of compensation paid to executive officers in positions of similar responsibility at other technology companies;
•	the responsibility and authority of each executive position relative to other positions within the Company;
•	the experience, skills and past accomplishments of each executive officer and the expectations we have for their future contributions to value creation within our enterprise; and
•	the performance of the executive team as a whole and the individual performance of each executive officer relative to the expectations we have established.
     Our process for setting our CEO’s compensation does not differ materially from the process we use to establish the compensation of any other executive officer or non-officer employee, except that the comparison companies we use for establishing compensation levels for non-officer employees include several substantially larger local technology companies (such as Google, eBay or Intel) with whom we compete for mid-level management and for technical personnel, while the comparison companies we use for establishing CEO and other executive compensation are generally limited to software companies we consider similar to Phoenix in size and complexity.
     The Committee and management believe that strong financial performance by Phoenix on a sustained basis is an effective means of enhancing long-term value creation for our stockholders. Thus, the Committee builds into the compensation structure for each executive officer certain incentives to achieve specific corporate goals. With respect to each of the primary components of total compensation specifically, this means:
•	Base salaries paid to senior named executive officers are targeted to be at or near the top of the range for comparable public technology companies. (See “Use of Compensation Consultants and Peer Group Benchmarking” below.) Base salaries are established at the time an executive officer is hired and are reviewed annually, generally in the last quarter of each financial year. We may also review salaries in the event of a material change in an executive’s position, authority or responsibilities. We do not apply a set formula for establishing the proportion of compensation delivered in the form of salary.
•	Incentive bonus awards are structured to provide significant variability based on the achievement of specific financial goals (typically goals for a fiscal year), and to provide rewards for meeting and exceeding these goals. Incentive bonus awards are generally based on similar performance metrics for all members of the senior executive team but may also vary based upon achievement of corporate goals within the particular executive’s area of responsibility and scope of authority. We do not apply a set formula for establishing the proportion of compensation delivered as an incentive bonus, although target award levels are generally set as a percentage of salary, currently ranging from 30% to 110% for the named executive officers. Our incentive bonus awards generally provide that performance above targets may deliver bonuses higher than the target bonuses; however, the total potential bonus for each executive is generally capped at a specified limit ranging from 50% to 100% above the target bonus for that named executive officer;
•	Equity awards are structured to align closely the interests of the named executive officers and our stockholders and to reward executive officers based on increasing long-term stockholder value. We do not apply a set formula for establishing the proportion of compensation delivered in equity, although we do believe this should be a material aspect of total compensation and it therefore reflects a larger portion of our pay-for-performance program;
•	Other benefits, such as those contained in our 401(k) plan and our health and life insurance programs, are generally available to named executive officers on the same terms as all Company employees; however, we do not allow our executive officers to participate in our Employee Stock Purchase Plan. The cost of the benefits provided to our executive officers constitutes only a very small percentage of each named executive officer’s total compensation. (See “Elements of Compensation” below.)

     The Committee does not specifically evaluate the internal pay relationship among the executives and other employees when setting executive cash compensation, or the multiples by which a named executive officer’s cash compensation is greater than that of non-executive employees.
Role of CEO and Other Named Executive Officers in Establishing Compensation
     Our CEO, Mr Woodson Hobbs, plays a significant role in the compensation-setting process. The key aspects of Mr. Hobbs’ role are:
•	evaluating the performance of the rest of the executive team;
•	establishing business performance targets and objectives; and
•	recommending salary levels, incentive bonus programs and equity awards.
     The Committee considers, but is not bound to and does not always accept, the CEO’s recommendations with respect to executive compensation. The Committee also typically refers to the publicly available compensation information (such as the Radford survey data) and seeks input from other outside members of the Board of Directors and the external compensation consultant, if one has been engaged, prior to making any final determinations.
     Mr. Hobbs participates in certain Committee meetings, at the Committee’s request, to provide background information concerning the Company’s strategic objectives, his evaluation of the performance of the other named executive officers, and compensation recommendations for the other named executive officers. Besides the CEO, the Committee on occasion meets with certain other executives, including our Chief Operating Officer and Chief Financial Officer, Mr. Arnold, to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Messrs. Hobbs and Arnold may also meet with the Committee’s external consultant during these processes.
     While the Committee may discuss Mr. Hobbs’ or Mr. Arnold’s compensation packages with them, it meets in executive session without them present to determine their compensation. The other named executive officers generally do not play a role in their own compensation determination, other than participating in an annual evaluation process with our CEO.
Use of Compensation Consultants and Peer Group Benchmarking
     The Committee, in consultation with its external compensation consultant, if appointed, periodically reviews the Company’s peer group and benchmarking methodology to ensure that the current business environment and expectations are factored into how the Company’s compensation programs are established. While we do not believe that it is appropriate to establish compensation levels primarily based on benchmarking, we believe that information regarding pay practices at other companies is useful because we recognize that our compensation practices must be competitive in the marketplace. As part of each compensation review process, the Committee identifies a group of similar sized technology companies and companies operating in the same geographical region as Phoenix with which the Committee believes is appropriate to compare the Company with respect to compensation levels and practices applicable to executives holding comparable positions.
     The Committee does not have an established formula for the mix of salary, incentive bonuses and equity compensation, although the intent is that when the Company is achieving aggressive business objectives and exceeding the performance of comparable companies, the total compensation will reflect an allocation of the economic rewards to management and will therefore fall at the higher end of the range of total compensation for executives at comparable companies. The compensation strategy we have used for fiscal year 2009 as well as for fiscal year 2010 is to attract and retain our executive team by setting the base pay and total cash compensation of the senior named executive officers near the highest levels (i.e. between the 80th and 100th percentile) among our peer group. This strategy, which was first implemented in setting executive compensation for fiscal year 2008, takes into account the performance of our management team during fiscal years 2008 and 2009, the performance improvements we expect them to deliver during fiscal year 2010 and the aggressive goals we have established with them for longer term shareholder value creation.
     Fiscal Year 2009
     During its review of executive compensation for fiscal year 2009, the Committee determined that since it had already reviewed and established the structure and relative proportion of compensation elements for the named executive officers in prior years with the assistance of external compensation consultants, and since there was no turnover in our executive team or expectation of material changes in their day-to-day responsibilities, the Committee did not deem it necessary to appoint an external consultant for its review and determination of executive compensation for fiscal year 2009. Instead, the Committee received compensation information obtained by the Company through its subscriptions to compensation surveys provided by Radford Surveys & Consulting (Radford). The Committee analyzed compensation information for companies operating in the Northern California geographical region having annual revenues of less than $200 million and for technology companies considered similar to Phoenix in size and complexity. Utilizing these new criteria, the Committee identified a new peer group consisting of approximately 150 companies that included software and other geographical peers with median revenue close to our fiscal year 2008 actual revenue of approximately $74 million. These changes in our peer group benchmarking criteria resulted in significant expansion of our peer group from the previously utilized group of 21 companies for fiscal year 2008. Data provided by Radford with respect to this new peer group was used to review our executive compensation programs for fiscal year 2009.
     Fiscal Year 2010
     During its review of executive compensation in the fall of 2009, the Committee analyzed compensation information provided by Radford based on the peer group of 150 companies previously identified by the Committee as noted above. For the same reasons cited above for fiscal 2009, the Committee did not deem it necessary to appoint an external consultant for its review and determination of executive compensation for fiscal year 2010.
Cash-Based Compensation
     Salaries
     In establishing the initial base salaries for the named executive officers, the Committee considers comparative data from our peer group of companies, as well as each individual executive’s performance, qualifications, experience and level of responsibility. Base salaries for the executives are reviewed annually by the Committee and may be adjusted in accordance with certain criteria, including such factors as individual performance, the functions performed by the executive, the scope of the executive’s on-going responsibilities, general changes in industry compensation for comparable positions, and our financial performance generally. The weight given to each factor by the Committee may vary for each individual. Messrs. Hobbs and Arnold participate in setting salaries and criteria as described above when requested to do so by the Committee.
     Review of Salaries for Fiscal Year 2010
     In September 2009, the Committee considered the annual base salaries for the named executive officers for fiscal year 2010. Following the Committee’s established process, Mr. Hobbs made recommendations to the Committee with respect to proposed salaries for each of the named executive officers other than himself. The Committee accepted Mr. Hobbs’ recommendation that, in light of the Radford data analyzed by the Committee, current economic conditions and the impact of the global recession on the performance of the Company, no increases in salaries were necessary to achieve the desired market positioning for each executive. In reviewing Mr. Hobbs’ salary for fiscal year 2010, the Committee assessed the competitiveness of the Company’s compensation program as it related to chief executive officers in the Company’s identified peer group and determined that no increase in Mr. Hobbs’ base salary was necessary in order to match the 90th percentile among the fiscal year 2010 peer group of companies included in the Radford data base.
Incentive Bonus Awards
     Our named executive officers are, at the discretion of the Committee, eligible to participate in an incentive bonus award program. The Committee believes that incentive bonus awards serve to motivate our named executive officers to meet performance goals set by the Board and the Committee and to fairly reward them for doing so. The Committee establishes the goals for the incentive bonus award program which has typically been based on the annual operating plan approved each year by the Board to ensure alignment of business goals and priorities.
     In establishing the initial incentive bonus award targets for the named executive officers, the Committee considered comparative data from the peer group of companies, as well as each individual executive’s performance, qualifications, experience and level of responsibility. Incentive bonus award targets for the executives are reviewed annually by the Committee and may be adjusted in accordance with certain criteria, including such factors as individual performance, the functions performed by the executive, the scope of the executive’s on-going responsibilities, general changes in industry compensation for comparable positions, and our financial performance generally. The weight given to each factor by the Committee may vary for each individual. Messrs. Hobbs and Arnold participate in the establishment of bonus targets and criteria as described above at the request of the Committee.
     Bonus Payouts for Fiscal Year 2009
     In September 2008, the Committee approved GAAP annual revenue and pro forma annual operating income targets as performance objectives for the fiscal year 2009 incentive bonus award program, which applied to both the named executive officers and other employees eligible to participate in the Company’s incentive bonus award program. In light of the severity of the global economic downturn, which became apparent during the first quarter of fiscal year 2009 and significantly lowered demand for our products and services, the Committee reevaluated the incentive bonus award program and considered the effect of the slowdown on longer-term executive and employee retention and morale. The Committee wished to ensure the adequacy and appropriateness of near-term incentives for executives and employees to execute on critical business goals and initiatives in the face of the global slowdown. As a result of this re-evaluation, the Committee removed pro forma operating income as a performance metric after the end of the first quarter because, based on the Company’s financial results in the first quarter and anticipated results in future quarters of fiscal year 2009, the Committee determined it would have been very unlikely that the operating income target could reasonably have been achieved. For similar reasons, the Committee also lowered the GAAP annual revenue performance objective by approximately 10 percent from the original target, which adjusted the target from year-on-year revenue growth of 35% to year-on-year revenue growth of approximately 22%. The Committee believed that these changes were appropriate because, according to our compensation philosophy, the performance metrics for the incentive bonus award program should be challenging but not impossible to achieve. The Committee determined that the relative difficulty of achieving even the revised fiscal year 2009 goal was greater than the difficulty of achieving the fiscal year 2008 goals, and that the likelihood that such goal would be fully achieved was less than 30%. As revised, the threshold and target performance goals for fiscal year 2009 were set at $60 million and $90 million of GAAP annual revenue, respectively, and a named executive officer’s incentive bonus payment could range from 0% to 100% of target levels, calculated on a straight line basis (e.g., achieving $75 million in GAAP annual revenues would result in payment of 50% of an executive’s target bonus).
     Following the end of fiscal year 2009, the Committee reviewed the Company’s full fiscal year performance against the revenue target for the year and determined that the Company had achieved 75.2% of its annual target. Consequently, the Committee approved bonus payouts to the named executive officers equal to 25.7% of each such executive’s bonus target for the year (net of interim quarterly payouts made based on partial achievement of quarterly revenue targets), in accordance with the terms of the fiscal year 2009 bonus plan.
     The bonus payouts earned by each of the named executive officers during fiscal year 2009 under our incentive bonus award program are set forth below (see “Summary Compensation Table”).
     Approach for Fiscal Year 2010
     For the named executive officers other than Timothy Chu, our Vice President, General Counsel and Secretary, the newly-constituted Committee determined that for the time being, incentive bonus awards for such named executive officers, if any, would be determined by the Committee in its discretion on a quarter-by-quarter basis, based on criteria, metrics and objectives determined by the Committee.
     In December 2009, the Committee evaluated and approved criteria for the payment of incentive bonus awards for fiscal year 2010 to Mr. Chu. The Committee determined that, unlike in prior years, Mr. Chu’s incentive bonus awards for fiscal year 2010 would be based on the achievement of quarterly personal performance objectives agreed to by the Committee and the Board, and not on the financial performance of the Company. Mr. Chu would be eligible to receive quarterly bonus payouts upon the achievement of goals established for the particular quarter.
Equity-Based Compensation
     As stated above, we believe that there should be a fair allocation of the value created in the business among the stockholders, the directors and executives and the employees of the Company. In connection with this philosophy, our compensation program is designed to include the provision of equity interests to our executives so as to closely align a substantial proportion of the total compensation of our executives with the total returns provided to the Company’s stockholders over the long term.
     Under plans approved by our stockholders, our executive officers are eligible to receive equity awards either through grants of options to purchase stock in the Company or through grants of restricted stock or other equity interests in the Company. The Company believes that equity awards serve to motivate our executives to meet performance goals set by the Board and the Committee and to fairly reward them for doing so. The Committee also believes that by providing for time-based vesting of equity interests, our equity programs serve not only to help us to retain talented executives but also to motivate executives to take a longer term perspective when making decisions that affect shareholder value.
     In establishing equity awards for executive officers, the Committee considers the comparative data from our peer companies described above as well as each individual executive’s performance, qualifications, experience and level of responsibility. Equity awards for executives are generally initially determined by the Committee and granted on the date of hire of senior executives, are reviewed annually by the Committee and may be adjusted from time to time by the Committee and the Board in accordance with certain criteria, including such factors as individual performance, the functions performed by the executive, the scope of the executive’s on-going responsibilities, general changes in industry equity compensation practices for comparable positions, and our financial performance generally. The weight given to each factor by the Committee may vary for each individual. Management participates in the design of equity programs as described above.
     Equity Granting Guidelines
     Currently, all equity grants must be approved by the Committee or a designated member of the Committee, though the CEO has, from time to time, been delegated authority by the Committee to approve grants to employees (other than executive officers) for amounts up to certain limits.
     In keeping with corporate governance best practices, the Committee has established, and periodically reviews and adjusts, equity granting guidelines regarding the procedural aspects of granting and processing equity awards. Under the guidelines, all equity grants are currently made twice a month on the 5th and the 20th day of each month (or the first trading day after any such date if in any particular month such date is not a trading day), which is in accordance with the past practice of the Company of generally approving equity awards on a consistent date from month to month. The Committee reserves the right to approve awards to existing and new-hire executive officers on days other than the 5th and 20th of the month. Equity awards are not deliberately timed to precede or follow the release of material nonpublic information in a manner that could be expected to benefit the recipient of the award.
     In addition, in accordance with past practice, the Company’s equity granting guidelines provide that the exercise price for stock option awards must be the fair market value on the date of grant, which is the closing price of the Company’s stock as reported on the NASDAQ Global Market on the date of grant.
     Factors of Our Equity Model
     In developing our model for value sharing through equity, the management team considered many factors including:
(i)	information regarding the size of stock option programs at other technology companies;
(ii)	information regarding the benchmarks currently being used by institutional investors and their advisors as to appropriate levels of stock option “burn rates” for small technology companies;
(iii)	the global competition for talent in the technology industries;
(iv)	the importance of motivating and rewarding exceptional creativity and innovation in the creation of valuable intellectual property;
(v)	the aggressive long term goals the new management team has established for the Company; and
(vi)	the expectations for long-term returns which we believe are held by investors in smaller technology companies.
     Stock Option Grants to Named Executive Officers
     Options to purchase Company stock may be granted to executive officers by the Committee either under the Company’s 2007 Equity Incentive Plan or other similar plans approved by our stockholders from time to time or, on exceptional occasions, under a plan established by the Board at the time of recruitment of a new senior executive for which we are not required to obtain stockholder approval. Initial option grants typically are subject to time-based vesting provisions, with 25% of the grant vesting on the first anniversary of the grant date and monthly or quarterly vesting after that date so that full vesting occurs on the fourth anniversary of the grant date. Follow-on option grants are also typically subject to time-based vesting provisions, with monthly or quarterly vesting from the date of grant so that full vesting occurs on the fourth anniversary of the grant date. In addition, in October 2007, the Committee approved the grant of performance options to certain of its executive officers which, subject to the executive’s continued service, vest solely upon the achievement of certain stock price-related milestones.
     At the beginning of fiscal year 2009, our named executive officers held various stock options granted at different times and at different exercise prices over the course of their prior service with the Company. The size of each of these grants was determined by the Committee at the time of each such grant in accordance with the compensation practices followed by the Company at that time. No named executive officer received any additional equity grants during fiscal year 2009.

     Restricted Stock
     Restricted stock grants may be made to executives with the approval of the Committee either under the 2007 Equity Incentive Plan or other similar plans approved by our stockholders from time to time or, on exceptional occasions, under a plan established by the Board at the time of recruitment of a new senior executive for which we are not required to obtain stockholder approval. Restricted stock grants require no payment by the executive to the Company and are typically granted subject to time-based vesting provisions, with 50% of the grant vesting on the second anniversary of the date of grant and quarterly or semi-annual vesting after that date so that full vesting occurs on the fourth anniversary of the date of grant.
     At the beginning of fiscal year 2009, Messrs. Hobbs, Banga and Gibbs held various restricted stock granted at different times over the course of their prior service with the Company. The size of each of these grants was determined by the Committee at the time of each such grant in accordance with the compensation practices followed by the Company at that time. No additional shares of restricted stock were granted to any named executive officer in fiscal year 2009.
Other Elements of Compensation
     The named executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans and the Company’s 401(k) plan, in each case on the same basis as other employees. The executive officers do not, however, participate in the Company’s Employee Stock Purchase Plan (ESPP), the terms of which give the Board the option to exclude executive officers from participation. The Company offers matching contributions to all participants in the 401(k) plan up to an annual amount of $3,000.
Severance and Change of Control Agreements
     We provide separation benefits in order to remain competitive in attracting and retaining talented executives, to minimize the distraction caused by a potential change in control transaction and to serve as a reward for completing a strategic transaction that is in the best interest of the Company’s stockholders. Therefore, the Company maintains change of control agreements with Messrs. Hobbs, Arnold, Banga, Chu and Gibbs that provide for certain severance benefits in the event of termination without cause or resignation for good reason, including in connection with a change of control. These benefits include payments of base salary (and annual bonus, for Messrs. Hobbs and Arnold), payment of continued health, dental and vision insurance premiums, and, in the case of a change of control transaction, acceleration of vesting of outstanding stock awards. In November 2009, we amended our standard change of control agreement and entered into new agreements in November and December 2009 with Messrs. Hobbs, Arnold, Gibbs and Chu to remove a potentially unenforceable covenant not to compete, to provide for payment of severance upon a resignation for good reason other than in the context of a change of control (in the case of Mr. Arnold) and continued health, dental and vision insurance premiums following a termination in connection with death or disability and to make certain other changes. Further information about the terms of these agreements is provided under “Employment and Severance and Change of Control Arrangements” below, and a calculation of the estimated potential benefits payable upon termination is provided under “Potential Payments Upon Termination” below.
Impact of Section 162(m) of the Internal Revenue Code
     Section 162(m) of the Internal Revenue Code disallows a tax deduction for any publicly held company or its subsidiaries for named executive officer compensation exceeding $1 million in any taxable year, unless the compensation is considered “performance-based” under the Code (i.e., compensation paid under a plan administered by a committee of outside directors, based on achieving objective performance goals, the material terms of which have been approved by stockholders). In fiscal year 2009, the total non-performance based compensation earned by each of our executive officers was less than $1 million. While the Committee will strive to qualify the Company’s executives’ compensation for deductibility under applicable tax laws, the Committee believes that it is important to preserve the ability to structure compensation programs to meet a variety of corporate objectives even if the compensation is not deductible. Due to the Company’s focus on performance-based compensation plans, the Committee expects a significant portion of compensation paid to the executive officers as a group will be tax deductible.
Equity Ownership Guidelines
     The Company currently does not have a policy requiring its named executive officers to own a minimum number of shares of Company stock. However, one of the terms of the performance-based stock option grants that were granted to the four most senior named executive officers in fiscal year 2008 requires any executive officer who exercises vested Performance Options to hold the shares (net of shares sold at the time of exercise to cover the exercise price and any tax withholding obligations) for a minimum of 6 months.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
     The Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
MEMBERS OF THE COMPENSATION COMMITTEE
Douglas Barnett (Chairman)
Edward Terino
Kenneth Traub
Mitchell Tuchman
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning compensation earned for services rendered to the Company by the Chief Executive Officer (the “CEO”), the Chief Financial Officer (the “CFO”) and the Company’s next three most highly compensated executive officers for the Last Fiscal Year (together, the “named executive officers”).

							Change in
							Pension Value
							and
							Nonqualified
				Stock	Option	Non-Equity	Deferred
Name and				Awards	Awards	Incentive Plan	Comp.	All other
Principal Position	Year	Salary ($)(1)	Bonus ($)	($)(3)(4)	($)(3)(4)	Comp. (2)	Earnings	Comp.($)(5)	Total
Woodson Hobbs	2009	450,000	—	112,770	3,195,802	86,592	N/A	—	3,845,164
President and Chief Executive Officer	2008	420,000	—	113,079	3,694,977	439,110	N/A	—	4,667,166
	2007	420,000	—	112,770	904,825	245,700	N/A	—	1,683,295

Richard Arnold	2009	316,000	—	—	1,906,137	60,805	N/A	—	2,282,942
Chief Operating Officer	2008	295,000	—	—	2,205,611	308,423	N/A	—	2,809,034
and Chief Financial Officer	2007	295,000	—	—	531,551	283,200	N/A	—	1,109,751

Gaurav Banga	2009	300,000	—	28,162	1,214,888	57,727	N/A	—	1,600,777
Sr. Vice President,	2008	275,000	—	28,239	1,425,405	287,512	N/A	—	2,016,156
Products and Chief Technology Officer	2007	245,352	—	26,618	233,480	160,000	N/A	—	665,450

David Gibbs	2009	290,000	—	132,921	541,705	81,844	N/A	—	1,046,470
Sr. Vice President & General	2008	270,000	—	135,378	731,127	414,018	N/A	—	1,550,523
Manager, Worldwide Field
Operations	2007	270,000	—	123,448	198,232	380,160	N/A	—	971,840

Timothy Chu	2009	218,630	—	—	158,383	16,829	N/A	—	393,842
Vice President, General	2008	209,315	—	—	158,817	76,756	N/A	—	444,888
Counsel and Secretary	2007	84,872	—	—	67,693	26,667	N/A	—	179,232

(1)	The Company’s executive compensation program generally combines the following three components: base salary, annual non-equity incentive compensation, and long-term incentive compensation, which consists of stock options and/or restricted stock grants to named executive officers. The Compensation Committee annually reviews the salaries of the Company’s named executive officers. Payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets. When setting base salary levels, the Compensation Committee considers (1) competitive market conditions for executive compensation, (2) Company performance, and (3) the individual’s performance, role and responsibilities. See “Compensation Disclosure and Analysis.”

(2)	The Company’s annual non-equity incentive program (the “Bonus Program”) is a cash-based incentive program to motivate and reward eligible employees for their contributions to the Company’s performance by making a portion of their total potential cash compensation dependent upon the Company’s annual financial performance. For the Last Fiscal Year, the Bonus Program measured the Company’s performance in one area: total revenue. See “Compensation Discussion and Analysis.”

(3)	The value of the stock and option awards has been computed in accordance with ACS 718 — Compensation — Stock Compensation, which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For more information, see Note 11 in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on November 19, 2009.

(4)	The amounts recognized for financial statement reporting purposes include compensation expense from awards granted prior to fiscal 2009; as discussed in “Compensation Discussion and Analysis” above, no new stock or option awards were made during fiscal 2009.

(5)	The named executive officers did not receive any perquisites during fiscal years 2009 and 2008.
Grants of Plan-Based Awards
     The following table sets forth information regarding grants of stock and option awards made to our named executive officers during the Last Fiscal Year:

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value of
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Base Price of	Stock and
		Plan Awards			Plan Awards			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(1)	(#)	($/Sh)	($)
Woodson Hobbs	—	N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—
Richard Arnold	—	N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—
Gaurav Banga	—	N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—
David Gibbs	—	N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—
Timothy Chu	—	N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth information regarding outstanding equity awards held by our named executive officers as of September 30, 2009:

		Option Awards					Stock Awards
			Number of					Market
		Number of	Securities					Value of
		Securities	Underlying				Number of	Shares or
		Underlying	Unexercised				Shares or Units	Units of
	Option	Unexercised	Options	Option	Option	Award	of Stock That	Stock That
	Grant	Options	Unexercisable (#)	Exercise	Expiration	Grant	Have Not	Have Not
Name	Date (1)	Exercisable (#)	(2)	Price ($)	Date	Date	Vested (#) (4)	Vested ($)
Woodson Hobbs	9/6/2006	900,000 (3)		5.05	9/6/2016	9/27/2006	25,000	91,250
	10/5/2007		556,250	8.52	10/5/2017

Richard Arnold	9/27/2006	600,000 (3)		4.45	9/27/2016
	10/5/2007		333,750	8.52	10/5/2017

Gaurav Banga	10/20/2006	189,063	85,937	4.51	10/20/2016	10/20/2006	9,375	34,219
	10/5/2007		235,000	8.52	10/5/2017

David Gibbs	2/28/2001	75,000		17.375	2/28/2011	7/25/2006	13,750	50,188
	6/29/2001	75,000		14.6	6/29/2011	1/26/2007	18,750	68,438
	7/31/2001	50,000		14.04	7/31/2011
	11/16/2001	25,000		9.00	11/16/2011
	12/10/2003	21,000		8.68	12/10/2013
	11/12/2004	3,928		7.33	11/12/2014
	11/29/2004	100,000		8.02	11/29/2014
	9/9/2005	47,200		7.20	9/9/2015
	2/1/2006	8,854	1,146	6.76	2/1/2016
	10/5/2007		125,000	8.52	10/5/2017

Timothy Chu	4/27/2007	56,251	43,749	7.45	4/27/2017

(1)	For a better understanding of this table, the Company has included an additional column showing the grant date of the stock options.

(2)	All shares underlying the initial option grants to Messrs. Banga and Chu vest 25% on the first anniversary of the date of grant, and then 1/16th per quarter after that date until the option is fully vested on the 4 year anniversary of the grant date. All shares underlying the option grants listed for Mr. Gibbs that are still vesting are follow-on option grants which vest quarterly from the applicable grant date over 4 years.

(3)	The shares underlying the initial option grants to Messrs. Hobbs and Arnold vest 25% on the first anniversary of the date of grant, and then 1/48 per month after that date until the option is fully vested on the four (4) year anniversary of the grant date, and the options are fully exercisable at any time in which case each would hold shares of restricted stock subject to this vesting schedule.

(4)	The grant date for Mr. Hobbs’ restricted stock award for 100,000 shares was 9/6/06; 50% of the shares vested on the 2 year anniversary of the grant date and an additional 12.5% will vest every 6 months after that date, subject to Mr. Hobbs’ continued employment. The grant date for Mr. Banga’s restricted stock award for 25,000 shares was 10/20/06 and the vesting schedule is the same as Mr. Hobbs’ grant. The grant dates for Mr. Gibbs’ restricted stock awards were 7/25/07 (55,000 shares) and 1/24/07 (50,000 shares), and the vesting schedule for such awards is the same as Mr. Hobbs’ grant.

Option Exercises and Stock Vested
     The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our named executive officers during the Last Fiscal Year:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
Name	Exercise (#)	Exercise ($)	Vesting (#)	on Vesting ($)
Woodson Hobbs	—	—	25,000	67,500
Richard Arnold	—	—	—	—
Gaurav Banga	—	—	15,625	107,844
David Gibbs	—	—	45,000	154,650
Timothy Chu	—	—	—	—
Equity Compensation Plan Information
     The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of September 30, 2009.

			(c)
			Number of Securities
			Remaining Available
	(a)		for Future Issuance
	Number of Securities	(b)	Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column(a))
Equity compensation plans approved by security holders	6,020,144	$7.40	1,490,302
Equity compensation plans not approved by security holders(1)	1,800,466	$5.51	650,000

Total	7,820,610	$6.96	2,140,302

(1)	See the description below of the material features of the equity compensation plans not approved by security holders that correlate with the numbers listed in the table.
1997 Non-Statutory Stock Option Plan
     The Company’s 1997 Non-Statutory Stock Option Plan (the “1997 Plan”) has not been approved by the stockholders. The Board adopted the 1997 Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company and to promote the success of the Company’s business. Officers and directors of the Company are not eligible to receive option grants under the 1997 Plan. The 1997 Plan had a term of ten years which ended on July 17, 2007 (the “Expiration Date”). As of the Expiration Date, options can no longer be granted under the 1997 Plan.
     The Board has reserved 1,317,576 shares of Common Stock for issuance under the 1997 Plan. As of September 30, 2009, 634,503 shares of Common Stock had been issued upon exercise of options granted under the 1997 Plan and options to purchase 300,466 shares were outstanding. As a result of the 1997 Plan’s expiration, no shares remain available for future grant. Options granted under the 1997 Plan are non-statutory stock options that are not intended to qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The 1997 Plan is administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Administrator determines the exercise price of options at the time the options are granted, when options become exercisable, and the acceptable form of consideration for exercising an option. Options granted under the 1997 Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.
2008 Acquisition Equity Incentive Plan
     In April 2008, the Board of Directors of the Company adopted the 2008 Acquisition Equity Incentive Plan (the “2008 Acquisition Plan”). Under the 2008 Acquisition Plan, at September 30, 2009, 650,000 shares had been authorized by the Board of Directors with no shares of common stock outstanding from prior awards and 650,000 available for future awards.

     The 2008 Acquisition Plan is administered by the Board or a committee appointed by the Board and authorizes the issuance of stock-based awards, including non-statutory stock options and stock awards, to employees of companies that Phoenix acquires and to other persons the Company may issue securities to without stockholder approval in accordance with applicable NASDAQ rules. Stock options are granted at an exercise price of not less than the fair value of the Company’s common stock on the date of grant; the Committee determines the prices of all other forms of stock awards in accordance with the terms of the 2008 Acquisition Plan. Initial stock option grants generally vest over a 48-month period, with 25% of the total shares vesting on the first anniversary of the date of grant and 6.25% of the remaining shares vesting quarterly over a 36-month period. All stock option grants generally expire ten years after the date of grant, unless the option holder terminates employment or his or her relationship with the Company prior to the expiration date. Vested options granted under the 2008 Acquisition Plan generally may be exercised for three months after termination of the optionee’s service to the Company, except for options granted to directors or certain executives, in which case the option may be exercised up to 6 months following the date of termination, or in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or disability. The number of shares subject to any award, the exercise price and the number of shares issuable under this plan are subject to adjustment in the event of a change relating to the Company’s capital structure.
Non-Plan Stock Option Agreements
     Pursuant to a stock option agreement between Woodson Hobbs and the Company, dated September 6, 2006, Mr. Hobbs was granted a non-qualified stock option on September 6, 2006, to purchase 900,000 shares of Common Stock with an exercise price of $5.05 per share, the closing price of the Common Stock on September 6, 2006. Subject to certain vesting acceleration provisions, 1/4 of the shares underlying the option vested on September 6, 2007 and 1/48 is vesting each month after that date, conditioned upon Mr. Hobbs’ continued employment with the Company. The term of the option is ten years from the date of grant unless sooner terminated. Mr. Hobbs may elect to exercise this option with respect to unvested shares and enter into a Restricted Stock Purchase Agreement providing the Company with a repurchase right for the unvested shares. This repurchase right would lapse at the same rate as the options would have otherwise vested.
     Pursuant to a stock option agreement between Richard Arnold and the Company, Mr. Arnold was granted a non-qualified stock option on September 27, 2006, to purchase 600,000 shares of Common Stock with an exercise price of $4.45 per share, the closing price of the Common Stock on that date. Subject to certain vesting acceleration provisions, 1/4 of the shares underlying the option vested on September 27, 2007 and 1/48 is vesting each month after that date, conditioned upon Mr. Arnold’s continued employment with the Company. The term of the option is ten years from the date of grant unless sooner terminated. Mr. Arnold may elect to exercise this option with respect to unvested shares and enter into a Restricted Stock Purchase Agreement providing the Company with a repurchase right for the unvested shares. This repurchase right would lapse at the same rate as the options would have otherwise vested.
Employment and Severance and Change of Control Arrangements
Employment Arrangements
     The Company entered into an offer letter agreement with Mr. Hobbs on September 6, 2006. This agreement provides that Mr. Hobbs will serve as President and Chief Executive Officer of the Company at an annual salary of $420,000. He is also eligible for an annual bonus targeted at 75% of his base salary. The Company agreed to pay him 50% of his fiscal year 2007 bonus, in the amount of $157,500, in September 2006.
     The Company also granted Mr. Hobbs a non-qualified stock option to purchase 900,000 shares of Common Stock at an exercise price of $5.05, which was the closing price of the Common Stock on September 6, 2006. Subject to certain vesting acceleration provisions contained in Mr. Hobbs’ Severance and Change of Control Agreement (as described below), 1/4 of the options vested on September 6, 2007, and 1/48 is vesting each month after that date, conditioned on Mr. Hobbs’ continued employment with the Company. Mr. Hobbs may elect to exercise this option with respect to unvested shares and enter into a Restricted Stock Purchase Agreement providing the Company with a repurchase right for the unvested shares. This repurchase right would lapse at the same rate as the options would have otherwise vested.
     The Company also granted Mr. Hobbs 100,000 shares of restricted stock in connection with the commencement of his employment. Subject to certain vesting acceleration provisions contained in Mr. Hobbs’ Severance and Change of Control Agreement (as described below), the restricted stock vests, the shares become nonforfeitable and the Company’s right to repurchase the stock lapses with respect to 50% of the shares on September 6, 2008, and as to 12.5% of the shares every six months after that date, conditioned on Mr. Hobbs’ continued employment with the Company.

Severance and Change of Control Agreements
     The Company and Mr. Hobbs entered into a Severance and Change of Control Agreement dated November 16, 2009, which provides that if the Company terminates Mr. Hobbs’ employment for any reason other than cause, death or disability, or he resigns for good reason, the Company will pay to Mr. Hobbs a lump-sum severance payment equal to twelve months worth of his then-current monthly base salary (or, if he resigns for good reason in connection with a reduction of his base salary, then his severance payment shall be based on his monthly base salary prior to such reduction), and a pro rated portion of his target bonus for such fiscal year (or, if he resigns for good reason in connection with a reduction of his target bonus, then his pro rated payment will be based on his target bonus prior to such reduction). In addition, the vested portion of Mr. Hobbs’ stock options that are outstanding as of the termination date will remain exercisable until the earlier of the expiration date or the twelve month anniversary of his termination date. If Mr. Hobbs experiences a qualifying termination during the period beginning on the date of the signing of a definitive agreement for a change of control and ending twelve months following a change of control, then in addition to the separation benefits summarized above, all of his unvested stock options and restricted stock will vest and become exercisable. Mr. Hobbs is also entitled to receive continuation of health, dental and vision benefits for twelve months if he is terminated by the Company without cause (including in connection with his death or disability) or if he resigns for good reason. This agreement has a term of four years and will automatically renew for an additional four (4) years unless the Company provides Mr. Hobbs with 60 days notice prior to the end of the term of its intention not to renew the agreement.
     The Company and Richard Arnold, the Company’s Chief Operating Officer and Chief Financial Officer, entered into a Severance and Change of Control Agreement on November 16, 2009, which provides that if the Company terminates Mr. Arnold’s employment for any reason other than for cause, disability, or death, or he resigns for good reason, he will receive salary continuation benefits for six months at his then-current monthly base salary (or, if he resigns for good reason in connection with a reduction of his base salary, then his salary continuation shall be based on his monthly base salary prior to such reduction), and a pro rated portion of his target bonus for such fiscal year (or, if he resigns for good reason in connection with a reduction of his target bonus, then his pro rated payment will be based on his target bonus prior to such reduction). In addition, the vested portion of Mr. Arnold’s stock options that are outstanding as of the termination date will remain exercisable until the earlier of the expiration date or the twelve month anniversary of his termination date. If Mr. Arnold experiences a qualifying termination during the period beginning two months prior to and ending twelve months following a change of control, then in addition to the separation benefits summarized above, all of his unvested stock options and restricted stock will vest and become exercisable effective as of the termination date. Mr. Arnold is also entitled to receive continuation of health, dental and vision benefits for six months if he is terminated by the Company without cause (including in connection with his death or disability) or if he resigns for good reason. This agreement has a term of four years and will automatically renew for an additional four (4) years unless the Company provides Mr. Arnold with 60 days notice prior to the end of the term of its intention not to renew the agreement, and will extend through the one-year anniversary of any change of control.
     The Company and David Gibbs, the Company’s Sr. Vice President and General Manager, Worldwide Field Operations, entered into a Severance and Change of Control Agreement on November 16, 2009, which provides that if the Company terminates Mr. Gibbs’ employment for any reason other than for cause, disability, or death, or if he resigns for good reason, he will receive salary continuation benefits for twelve months at his then-current monthly base salary (or, if he resigns for good reason in connection with a reduction of his base salary, then his salary continuation shall be based on his monthly base salary prior to such reduction). In addition, if Mr. Gibbs has not secured reemployment during such twelve month period, he shall continue to receive such severance payments for up to an additional six months. The vested portion of Mr. Gibbs’ stock options that are outstanding as of the termination date will remain exercisable until the earlier of the expiration date or the twelve month anniversary of his termination date. If Mr. Gibbs experiences a qualifying termination during the period beginning two months prior to and ending twelve months following a change of control, then in addition to the separation benefits summarized above, all of his unvested stock options and restricted stock will vest and become exercisable effective as of the termination date. Mr. Gibbs is also entitled to receive continuation of health, dental and vision benefits for six months if he is terminated by the Company without cause (including in connection with his death or disability) or if he resigns for good reason. This agreement has a term of four years and will automatically renew for an additional four (4) years unless the Company provides Mr. Gibbs with 60 days notice prior to the end of the term of its intention not to renew the agreement, and will extend through the one-year anniversary of any change of control.
     The Company and Dr. Gaurav Banga, the Company’s Sr. Vice President, Products and Chief Technology Officer, entered into a Severance and Change of Control Agreement on November 16, 2009, which provides that if the Company terminates Dr. Banga’s employment for any reason other than for cause, disability, or death, he will receive salary continuation benefits for six months at his then-current monthly base salary. The vested portion of Dr. Banga’s stock options that are outstanding as of the termination date will remain exercisable until the earlier of the expiration date or the twelve month anniversary of his termination date. If Dr. Banga experiences a qualifying termination during the period beginning two months prior to and ending twelve months following a change of control, then in addition to the separation benefits summarized above, 50% of his unvested stock options and restricted stock will vest and become exercisable effective as of the termination date. Dr. Banga is also entitled to receive continuation of health, dental and vision benefits for six months if he is terminated by the Company without cause (including in connection with his death or disability) or if he resigns for good reason in connection with a change of control. This agreement has a term of four years and will automatically renew for an additional four (4) years unless the Company provides Dr. Banga with 60 days notice prior to the end of the term of its intention not to renew the agreement, and will extend through the one-year anniversary of any change of control.
     The Company and Timothy Chu, the Company’s Vice President, General Counsel and Secretary, entered into a Severance and Change of Control Agreement on December 11, 2009, which provides that if the Company terminates Mr. Chu’s employment for any reason other than for cause, disability, or death, he will receive salary continuation benefits for six months at his then-current monthly base salary. The vested portion of Mr. Chu’s stock options that are outstanding as of the termination date will remain exercisable until the earlier of the expiration date or the twelve month anniversary of his termination date. If Mr. Chu experiences a qualifying termination during the period beginning two months prior to and ending twelve months following a change of control, then in addition to the separation benefits summarized above, 50% of his unvested stock options and restricted stock will vest and become exercisable effective as of the termination date. Mr. Chu is also entitled to receive continuation of health, dental and vision benefits for six months if he is terminated by the Company without cause (including in connection with his death or disability) or if he resigns for good reason in connection with a change of control. This agreement has a term of four years and will automatically renew for an additional four (4) years unless the Company provides Mr. Chu with 60 days notice prior to the end of the term of its intention not to renew the agreement, and will extend through the one-year anniversary of any change of control.
     If any payments to a named executive officer pursuant to any of the agreements described above are considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization if such reduction would place such individual in a better after-tax position.
Potential Payments Upon Termination
     The tables below reflect the potential payments and benefits to which the named executive officers employed with the Company as of the fiscal year ended September 30, 2009 would be entitled under the individual Severance and Change of Control Agreements between each named executive officer and the Company. The amounts shown in the tables below assume that each termination was effective as of September 30, 2009 and that all eligibility requirements under the applicable agreements were met. The tables do not reflect values for extension of post-termination exercisability of options, or amounts required by law and the Company’s policies to be paid upon a termination such as earned but unpaid salary, accrued but unused vacation and any expense reimbursements.
Termination for any Reason other than Cause, Death or Disability (without Change of Control)

					Medical, Dental
					& Vision
	Severance ($)		Bonus ($)		Benefits ($)	Total Value ($)
Woodson Hobbs	450,000	(1)	337,500	(1)	18,775 (1,2)	806,275
Richard Arnold	158,000	(3)	237,000	(3)	14,015 (2,3)	409,015
Gaurav Banga	150,000	(4)	—		17,266 (2,4)	167,266
David Gibbs	435,000	(5)	—		14,015 (2,5)	449,015
Timothy Chu	109,300	(4)	—		6,280 (2,4)	115,580

(1)	Mr. Hobbs is entitled to continuation of his base salary and medical, dental and vision benefits coverage for 12 months from his termination date in the event he is terminated without cause (excluding a termination in connection with death or disability), or he resigns for good reason. In addition, upon such a qualifying termination, Mr. Hobbs is entitled to receive a lump sum payment equal to a pro rated portion of his target bonus for such fiscal year. In this example, Mr. Hobbs would be entitled to receive his entire fiscal year 2009 target bonus.

(2)	Mr. Hobbs is also eligible to receive medical, dental and vision benefits coverage for 12 months, and Messrs. Arnold, Banga, Gibbs and Chu for 6 months, respectively, following a termination in connection with such executive’s death or disability.

(3)	Mr. Arnold is entitled to continuation of his base salary and medical, dental and vision benefits coverage for 6 months from his termination date in the event he is terminated without cause (excluding a termination in connection with death or disability), or he resigns for good reason. In addition, upon such a qualifying termination, Mr. Arnold is entitled to receive a lump sum payment equal to a pro rated portion of his target bonus for such fiscal year. In this example, Mr. Arnold would be entitled to receive his entire fiscal year 2009 target bonus.

(4)	Each of Mr. Banga and Mr. Chu are entitled to continuation of his base salary and medical, dental and vision coverage for 6 months from his termination date in the event he is terminated without cause (excluding a termination in connection with death or disability).

(5)	Mr. Gibbs is entitled to continuation of his base salary for 12 months and medical, dental and vision benefits coverage for 6 months from his termination date in the event he is terminated without cause (excluding a termination in connection with death or disability), or he resigns for good reason. In addition, upon such a qualifying termination, if Mr. Gibbs has not secured reemployment during such twelve month period, he shall continue to receive salary continuation payments for up to an additional six months. This example assumes Mr. Gibbs would be entitled to the maximum 18 months worth of salary continuation benefits.
Termination for any Reason other than Cause, Death or Disability in connection with a Change of Control
     For this category of “double-trigger” termination, payments and benefits to the named executive officer would be triggered by the named executive officer experiencing a qualifying termination (as described above) within two months prior to (or beginning on the date of the signing of a definitive agreement in the case of Mr. Hobbs) or within twelve months following a change of control of the Company.

				Accelerated
			Accelerated	Vesting of	Medical,
			Vesting of	Unvested	Dental
			Unvested Stock	Restricted	& Vision
	Severance	Bonus	Options	Stock	Benefits	Total Value
	($)	($)	($)(1)	($)(1)	($)	($)
Woodson Hobbs	450,000	337,500	—	91,250	18775	897,525
Richard Arnold	158,000	237,000	—	—	14,015	409,015
Gaurav Banga	150,000	—	—	17,109	17,266	184,375
David Gibbs	435,000	—	—	59,313	14,015	508,328
Timothy Chu	109,300	—	—	—	6,280	115,580

(1)	Amounts are calculated using the closing price per share of the Company’s common stock on September 30, 2009 ($3.65), and are based on the difference between $3.65 and the exercise price of the unvested options held by the named executive officer as of September 30, 2009. With respect to Messrs. Hobbs and Arnold, 100 percent of their unvested options and restricted stock would vest and become exercisable on the date of termination. With respect to Messrs. Banga, Gibbs and Chu, 50 percent of their unvested options and restricted stock would vest and become exercisable on the date of termination.
DIRECTOR COMPENSATION
     The following table summarizes director compensation during fiscal year 2009.

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned or			Non-Equity	Deferred
	Paid in Cash	Stock Awards	Option Awards	Incentive Plan	Compensation	All Other
Name	($)	($)(1)	($)	Compensation	Earnings	Compensation	Total
Michael Clair	95,000	N/A	125,064	N/A	N/A	N/A	220,064
Doug Barnett	52,500	N/A	123,495	N/A	N/A	N/A	175,995
Richard Noling	58,750	N/A	94,916	N/A	N/A	N/A	153,666
Mitchell Tuchman	52,500	N/A	158,102	N/A	N/A	N/A	210,602

(1)	The value of the stock and option awards has been computed in accordance with ACS 718 — Compensation — Stock Compensation which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees and directors in exchange for services over the requisite service period, which is typically the vesting period. For more information, see Note 10 in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on November 19, 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee of the Board (the “Audit Committee”) currently consists of Messrs. Terino, Little, Noling and Traub. During fiscal year 2009, the Audit Committee was comprised of Messrs. Noling, Barnett and Tuchman. Each member of the Audit Committee is “independent” as defined in the NASDAQ listing standards and Rule 10A(3) of the Securities Exchange Act of 1934, as amended.
     The Audit Committee oversees the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements and the footnotes thereto in the Company’s fiscal year 2009 Annual Report to Stockholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
     The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent registered public accounting firm their judgments as to both the quality and the acceptability of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement of Auditing Standards No. 61 (Communication with Audit Committees).
     The Audit Committee has also reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by PCAOB Ethics and Independence Rule No. 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm their independence from management and the Company.
     The Audit Committee discussed with the Company’s internal accounting staff and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal accounting staff and the independent registered public accounting firm to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
     The Audit Committee reviewed the Company’s ongoing compliance with Section 302 and 404 of the Sarbanes-Oxley Act of 2002 and reviewed the results of internal and external process compliance testing of the Company’s internal controls.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2009 for filing with the SEC.
MEMBERS OF THE AUDIT COMMITTEE
Edward Terino (Chairman)
Patrick Little
Richard Noling
Kenneth Traub

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Ernst & Young LLP served as the Company’s independent registered public accounting firm for fiscal year 2009. The following table lists the aggregate fees for professional services rendered by Ernst & Young LLP for all “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” for the last two fiscal years.

	Fiscal Year Ended
	September 30, 2009	September 30, 2008
Audit Fees	$1,134,904	$1,440,647
Audit-Related Fees	—	$479,982
Tax Fees	$9,962	$34,299
All Other Fees	$2,945	$1,500
     Audit Fees represent fees associated with the audit of the consolidated financial statements of the Company, the reviews of the unaudited consolidated financial statements of the Company included in the Quarterly Reports on Form 10-Q, the audit of internal control over financial reporting, statutory audits of the Company’s subsidiaries required internationally, if required, issuance of comfort letters, consents, review of documents filed with the SEC and miscellaneous accounting consultations in connection with or arising as a result of the audit and quarterly review of the consolidated financial statements. Audit-Related Fees represent fees for due diligence related to mergers and acquisitions and accounting consultations and audits in connection with acquisitions. Tax Fees represent fees for tax compliance, fees for services relating to advice regarding employee taxes and related foreign assignments for certain expatriate employees and other tax advice. All Other Fees include fees relating to accounting online subscription services.
Audit Committee Authorization of Audit and Non-Audit Services
     The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent registered public accounting firm engaged to conduct the annual statutory audit of the Company’s consolidated financial statements. The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the Last Fiscal Year as required by the Sarbanes-Oxley Act of 2002.
     The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independent registered public accounting firm’s independence, and has determined that the activities performed by Ernst & Young LLP on the Company’s behalf are compatible with maintaining the independence of Ernst & Young LLP.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes of ownership of the Company’s Common Stock and other equity securities by certain specified due dates.
     Acting pursuant to a power of attorney granted by each director and each executive officer, the Company undertakes on behalf of such individuals to file all Section 16(a) reports required to be filed with the SEC. Based solely on its review of the copies of such reports (i) filed by the Company on behalf of such directors and officers and (ii) furnished to the Company by 10% beneficial owners during, and with respect to, the Last Fiscal Year and written representations that no other reports were required, the Company believes that all of the Company’s directors, executive officers and 10% stockholders filed the required Section 16(a) reports on time, except (i) Mr. Hobbs had one late filing of one Form 4 transaction related to a disposition of Company common stock to the Company to cover payroll taxes in connection with the vesting of restricted stock by Mr. Hobbs on March 6, 2009, which was subsequently reported on a Form 4 by such individual; and (ii) Mr. Tuchman had one late filing of one Form 4 transaction related to the September 21, 2009 grant of his annual director stock option, which was subsequently reported on a Form 5 by such individual.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The members of the Compensation Committee during the Last Fiscal Year were Michael Clair, Douglas Barnett and Mitchell Tuchman. No executive officer of the Company served during the Last Fiscal Year on the board of directors or compensation committee of another entity that had one or more executive officers who served as a member of the Board or Compensation Committee of the Company.

MANAGEMENT INDEBTEDNESS, CERTAIN RELATIONSHIPS AND REVIEW, APPROVAL OR RATIFICATION OF
TRANSACTIONS WITH RELATED PERSONS
     Since the beginning of the Company’s Last Fiscal Year, the Company has not engaged and does not propose to engage in any transaction or series of similar transactions in which the amount involved exceeded or exceeds $120,000 and in which any of our directors or executive officers, any Nominee, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, nor was any director or executive officer, any Nominee or any of their family members indebted to us or any of our subsidiaries, in any amount in excess of $120,000 at any time.
     Our Corporate Governance Guidelines provide that our Board is responsible for establishing and maintaining governance and compliance processes and procedures to ensure that the Company is managed with the highest standards of responsibility, ethics and integrity. One of the main purposes of our Nominating and Corporate Governance Committee is to develop and monitor the corporate governance practices of the Company. In addition, transactions between Phoenix and any director or executive officer are reviewed by the Audit Committee. In reviewing a potential related party transaction, the Audit Committee considers all relevant facts and circumstances to determine whether such transaction is, or is not inconsistent with, the best interests of the Company and our stockholders.
     Our directors and executive officers are also subject to our Code of Ethics. Our Code of Ethics requires that our directors and executive officers not have any personal interests that adversely influence the performance of their job responsibilities and avoid situations where the director or officer takes actions or has interests that may make it more difficult to perform his or her work for the Company objectively. The Code of Ethics advises our directors and executive officers to consult with our general counsel with respect to any actual or potential conflicts of interest.
     On an annual basis and upon any new appointment of a director and executive officer, each is required to complete a Director and Officer Questionnaire, which requires disclosure of any related party transactions pertaining to the director or executive officer. Our Board of Directors will consider such information in its determinations of independence with respect to our directors under the NASDAQ listing standards and the applicable rules promulgated by the SEC.
     In addition, as part of our quarterly Sarbanes-Oxley compliance process, our general counsel reviews any transactions between the Company and its subsidiaries and related persons (as defined by SEC rules) that have occurred during the previous quarter and confirms that the appropriate procedures have been followed with respect to approval or ratification and disclosure of such transaction.
     Each of the Code of Ethics, Nominating and Corporate Governance Committee Charter, Audit Committee Charter and Corporate Governance Guidelines is available on our website at http://www.phoenix.com.
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
     Proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders must be received by the Company at its principal office in Milpitas, California, not later than September 1, 2010 for inclusion in the proxy statement for that meeting.
     If a stockholder proposal for the 2011 Annual Meeting of Stockholders is submitted after the later of November 29, 2010 or the date that is fifty (50) days prior to the date of the 2011 Annual Meeting of Stockholders, the Company may, at its discretion, elect not to present the proposal at the meeting, and the proxies for the 2010 Annual Meeting of Stockholders will confer discretionary voting authority on the proxy holders to vote against the proposal.
ANNUAL REPORT ON FORM 10-K
     The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 is enclosed with this Proxy Statement.

By Order of the Board of Directors
/s/ Timothy Chu
Timothy Chu
Vice President, General Counsel and Secretary

Milpitas, California
December 29, 2009

APPENDIX A
2007 EQUITY INCENTIVE PLAN
1.	Purposes of the Plan.
     The purpose of this Plan is to encourage ownership in Phoenix Technologies Ltd., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.
2.	Definitions.
     As used herein, the following definitions shall apply:
     (a) “Administrator” means the Board, any Committees or such delegates of the Board as shall be administering the Plan in accordance with Section 4 of the Plan.
     (b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.
     (c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.
     (d) “Automatic Director Option” means a Nonstatutory Stock Option that is automatically granted to an Outside Director at the times and subject to the terms and conditions provided for under Section 12.
     (e) “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.
     (f) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.
     (g) “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.
     (h) “Board” means the Board of Directors of the Company.
     (i) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Awardee’s Option Agreement, Stock Award Agreement or written contract of employment or service, the occurrence of any of the following:
          (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Exchange Act), entity or group of persons acting in concert;
          (ii) any person or group of persons becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;
          (iii) a merger, consolidation or other transaction of the Company with or into any other corporation, entity or person, other than a transaction in which the holders of at least 50% of the shares of capital stock of the Company outstanding immediately prior thereto continue to hold (either by voting securities remaining outstanding or by their being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such transaction; or
          (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board.
     (j) “Code” means the United States Internal Revenue Code of 1986, as amended.
     (k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
     (l) “Common Stock” means the common stock of the Company.
     (m) “Company” means Phoenix Technologies Ltd., a Delaware corporation, or its successor.
     (n) “Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.
     (o) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.
     (p) “Director” means a member of the Board.
     (q) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.
     (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (s) “Fair Market Value” means, as of any date, the value of a share of Common Stock or other property as determined by the Administrator, in its discretion, subject to the following:
          (i) If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing price on such date of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the stock is so quoted instead) as quoted on such exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.
          (ii) If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Administrator in good faith using a reasonable application of a reasonable valuation method without regard to any restriction other than a restriction which, by its terms, will never lapse.

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     (t) “Grant Date” means, for all purposes, the date on which the Administrator approves the grant of an Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.
     (u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (v) “Insider Director” means a Director who is an Employee.
     (w) “Nasdaq” means the Nasdaq Global Market or its successor.
     (x) “1999 Plan” means the Company’s 1999 Stock Plan, as amended.
     (y) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (aa) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.
     (bb) “Outside Director” means a Director who is not an Employee.
     (cc) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.
     (dd) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.
     (ee) “Plan” means this Phoenix Technologies Ltd. 2007 Equity Incentive Plan.
     (ff) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
     (gg) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 11.
     (hh) “Stock Award” means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).
     (ii) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.
     (jj) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the

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time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.
     (kk) “Termination of Employment” shall mean ceasing to be an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.
     (ll) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.
3.	Stock Subject to the Plan.
     (a) Aggregate Limits. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 3,500,000 plus up to 3,659,884 Shares that as of October 5, 2007 are subject to outstanding options granted under the 1999 Plan or have been issued under the 1999 Plan but are subject to repurchase by the Company (the “1999 Plan Shares”); provided that the 1999 Plan Shares shall only become available for grant under the Plan if and to the extent that such outstanding options granted under the 1999 Plan are cancelled, expire or are forfeited or such Shares issued under the 1999 Plan are repurchased by the Company. Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan, including Shares issued pursuant to an Award granted under the Plan that are repurchased by the Company upon the Awardee’s failure to vest in or otherwise earn the Shares. If an Awardee pays the exercise or purchase price of an Award granted under the Plan or the 1999 Plan through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld (whether issued under the Plan or the 1999 Plan) shall not become available for re-issuance thereafter under the Plan.
     (b) Code Section 162(m) Share Limits. Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any fiscal year to any one Awardee shall not exceed 175,000, except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 125,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).
4.	Administration of the Plan.
     (a) Procedure.
          (i) Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or other delegates approved by the Board consistent with Applicable Law.
          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

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          (iv) Other Administration. Except to the extent prohibited by Applicable Law, the Board may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.
          (v) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
          (vi) Nasdaq. The Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.
     (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:
          (i) to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;
          (ii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
          (iii) to determine the type of Award to be granted to the selected Employees, Consultants and Directors;
          (iv) to approve forms of Award Agreements for use under the Plan;
          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;
          (vi) to correct administrative errors;
          (vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;
          (viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;
          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;
          (x) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

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          (xi) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;
          (xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;
          (xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
          (xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
          (xv) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and
          (xvi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.
     (c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
5.	Eligibility.
     Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.
6.	Term of Plan.
     The Plan shall become effective on October 5, 2007, contingent upon approval of the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the stockholders of the Company approve the Plan or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Section 15 of the Plan.

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7.	Term of Award.
     The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date; and provided further that the term may be ten and one-half (10 1/2) years (or a shorter period) in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.
8.	Options.
     The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.
     (a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.
     (b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
          (i) In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.
          (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.
          (iii) Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.
     (c) No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.
     (d) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

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     (e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:
          (i) cash;
          (ii) check or wire transfer (denominated in U.S. Dollars);
          (iii) subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which (x) in the case of Shares acquired upon exercise of an option, if required to avoid adverse accounting consequences, such Shares shall have been owned by the Awardee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
          (iv) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;
          (v) cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;
          (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or
          (vii) any combination of the foregoing methods of payment.
     (f) Effect of Termination on Options
          (i) Generally. Unless otherwise provided for by the Administrator or in the Option Agreement, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 8(f)(ii)) and ((iii)) below, the Option shall remain exercisable for three (3) months following the Awardee’s Termination of Employment; provided that an Option granted to a Director or Officer shall remain exercisable for six (6) months following the Awardee’s Termination of Employment. In any case the Option shall not be exerisable beyond the expiration date of the Option. The Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.
          (ii) Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability, including Total and Permanent Disability, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until the earlier of (A) twelve (12) months following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option. If the Awardee does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.
          (iii) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) twelve (12) months following the Awardee’s death or (B) the expiration of the term of such Option. If an Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an

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Option by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such. If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.
          (iv) Other Terminations of Employment. The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.
          (v) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following an Awardee’s Termination of Employment from the periods set forth in Sections 8(f)(i)), ((ii)) and ((iii)) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.
     (g) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.
9.	Incentive Stock Option Limitations/Terms.
     (a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.
     (b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.
     (c) Transferability. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.
     (d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i)) of the Plan.
     (e) Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the ninety-first (91st) day of such leave any Incentive Stock Option held by the Awardee shall be treated for tax purposes as a Nonstatutory Stock Option.
     (f) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

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10.	Exercise of Option.
     (a) Procedure for Exercise.
          (i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.
          (ii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of applicable withholding taxes (if any).
          (iii) An Option may not be exercised for a fraction of a Share.
     (b) Rights as a Stockholder. The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.
11.	Stock Awards.
     (a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria) , if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.
     (b) Restrictions and Performance Criteria. The grant, issuance, retention, settlement and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.
     (c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.
     (d) Rights as a Stockholder. Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant

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holding Stock Units shall not be entitled to receive dividend payments or any credit therefor as if he or she was an actual stockholder.
     (e) Stock Appreciation Rights.
          (i) General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.
          (ii) Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.
          (iii) Nonassignability of Stock Appreciation Rights. Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.
12.	Automatic Director Options.
     (a) Procedure for Grants. Subject to Section 12(f) below, (i) all Automatic Director Options under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 12 and (ii) no person shall have any discretion to select which Outside Directors shall be granted Automatic Director Options or to determine the number of Shares to be covered by Automatic Director Options granted to Outside Directors.
     (b) Number of Shares Subject to Automatic Director Options.
          (i) Each Outside Director shall be automatically granted an Option to purchase 40,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.
          (ii) Each Outside Director shall be automatically granted an option to purchase 15,000 Shares (a “Subsequent Option”) on the anniversary date on which each director became an Outside Director provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.
     (c) Option Agreement. Each Option Agreement for an Automatic Director Option shall contain the following provisions: (i) the term of the Option shall be ten (10) years; (ii) the Option shall be exercisable only while the Outside Director remains a Director of the Company (subject to subsection (e) below); (iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the Grant Date of the Option; and (iv) the Option shall vest and become exercisable for 100% of the shares subject to the Option on the Grant Date.

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     (d) Shares Available in Plan. In the event that any Automatic Director Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously issued to exceed the maximum number of shares available for issuance under the Plan pursuant to Section 0, then the remaining Shares available for Option grants shall be granted under Automatic Director Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted under the Plan.
     (e) Termination of Continuous Status as a Director. Subject to Section 14 hereof, in the event an Awardee’s status as a Director terminates (other than upon the Awardee’s death or Disability), the Awardee may exercise all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s termination as a Director within the lesser of (i) six (6) months following the date of such termination and (ii) the expiration of the term of such Option as set forth in the Option Agreement; provided that the Board shall have full power and authority to extend the period of time for which an Automatic Director Option is to remain exercisable to such greater time as the Board shall deem appropriate (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Awardee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.
     (f) Amendment and Termination of Automatic Director Option Program. The Board shall have sole and exclusive authority to establish, maintain, amend, suspend, and terminate the program by which Non-Employee Directors are granted Automatic Director Options pursuant to this Section 12(a).
13.	Other Provisions Applicable to Awards.
     (a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner for value other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(c), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.
     (b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before stock compensation expense pursuant to SFAS 123(R); earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; and (xxvi) ratio of nonperforming assets to total assets. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting

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reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.
     (c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).
     (d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.
     (e) Tax Withholding Obligation. As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.
     (f) Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.
     (g) Deferral of Award Benefits. The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.
14.	Adjustments upon Changes in Capitalization, Dissolution or Change in Control.
     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or

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which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award, the number of Shares issuable pursuant to Automatic Director Options and the share limits set forth in Section 3 and shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.
     (c) Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.
     For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 14(c)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.
15.	Amendment and Termination of the Plan.
     (a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:
(i)	materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 14 of the Plan;

(ii)	reduce the minimum exercise price at which Options may be granted under the Plan;

(iii)	result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by an Awardee and re-granting to the Awardee a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 14 of the Plan; or

(iv)	change the class of persons eligible to receive Awards under the Plan.

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     (b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     (c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.
16.	Designation of Beneficiary.
     (a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.
     (b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
17.	No Right to Awards or to Employment.
     No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ or service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.
18.	Legal Compliance.
     Subject to Section 22, shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
19.	Reservation of Shares.
     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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20.	Notice.
     Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.
21.	Governing Law; Interpretation of Plan and Awards.
     (a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.
     (b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
     (c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.
     (d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
     (e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.
     (f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.
22.	Limitation on Liability.
     The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:
     (a) The Non-Issuance of Shares. The non-issuance or sale of Shares (including under Section 18 above) as to which the Company has been unable, or the Administrator deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and
     (b) Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award

16

under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.
     (c) Forfeiture. The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.
23.	Unfunded Plan.
     Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

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PHOENIX TECHNOLOGIES LTD. 915 MURPHY RANCH ROAD MILPITAS,CA 95035 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 2 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 1 OF 1 1 234567 234567 234567 234567

½ ½ ½ ½ ½ ½

VOTE BY INTERNET — www.proxyvote.com	____

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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Electronic Delivery of Future PROXY MATERIALS	____

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
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____
VOTE BY PHONE — 1-800-690-6903	____

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors	For	Against	Abstain

1a Jeffrey Smith	0	0	0

1b Douglas Barnett	0	0	0

1c Dale Fuller	0	0	0

1d Woodson Hobbs	0	0	0

1e Patrick Little	0	0	0

1f Richard Noling	0	0	0

1g Edward Terino	0	0	0

1h Kenneth Traub	0	0	0

1i Mitchell Tuchman	0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

The Board of Directors recommends you vote FOR the following proposal(s):	For	Against	Abstain

2 To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.	0	0	0

3 To approve an amendment to the Company’s 2007 Equity Incentive Plan (the “2007” Plan”) to increase the number of shares issuable under the 2007 Plan by 1,500,000 shares.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

SHARES
		JOB #			CUSIP #

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date	SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is! are available at www.proxyvote.com .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PHOENIX TECHNOLOGIES LTD. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 3, 2010 AT 8:00 A.M.

915 MURPHY RANCH ROAD MILPITAS, CALIFORNIA 95035

The undersigned stockholder of Phoenix Technologies Ltd., a Delaware corporation (the “Company“), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 29, 2009, and hereby appoints Woodson Hobbs and Richard Arnold, or either of them, proxies and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday February 3, 2010 at 8:00 a.m. local time, at 915 Murphy Ranch Road, Milpitas, California 95035 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

If no choice is indicated on the proxy card, the shares will be voted FOR all nominees, FOR all other proposals described herein, and as the proxy holders may determine in their discretion with respect to any other materials that properly come before the Meeting.

Continued and to be signed on reverse side